UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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DEMANDWARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DEMANDWARE, INC.

5 Wall Street

Burlington, Massachusetts 01803 USA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 18, 2016

The 2016 Annual Meeting of Stockholders of Demandware, Inc. will be held on Wednesday, May 18, 2016 at 10:00 a.m., eastern time, at the offices of Demandware, Inc., 5 Wall Street, Burlington, Massachusetts 01803 USA. At the Annual Meeting, stockholders will consider and act upon the following matters:

1. To elect three Class I directors nominated by our Board of Directors, each to serve for a term ending in 2019, or until his successor has been duly elected and qualified;

2. To approve, in a non-binding advisory “say-on-pay” vote, the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis,” the executive compensation tables and the accompanying narrative disclosures in this proxy statement;

3. To ratify, in a non-binding advisory vote, the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2016;

4. To approve an amendment and restatement of our 2012 Stock Incentive Plan; and

5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record on our books at the close of business on March 21, 2016, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. If you are a stockholder of record, please vote in one of these three ways:

•

Vote over the Internet, by going to the website of our tabulator, Broadridge Financial Solutions, Inc., at www.proxyvote.com, and following the instructions for internet voting shown on the enclosed proxy card;

•	Vote by Telephone, by calling +1 (800) 690-6903 and following the recorded instructions; or
•

Vote by Mail, by completing and signing the enclosed proxy card and mailing it in the enclosed postage prepaid envelope. If you vote over the internet or by telephone, please do not mail your proxy card.

If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

You may obtain directions to the location of the Annual Meeting by contacting our Vice President of Investor Relations at
+1 (781) 425-7675. Whether or not you plan to attend the Annual Meeting in person, we urge you to take the time to vote your shares.

By Order of the Board of Directors,

KATHLEEN B. PATTON

Secretary

April 1, 2016

i

DEMANDWARE, INC.

5 Wall Street

Burlington, Massachusetts 01803 USA

PROXY STATEMENT

For the Annual Meeting of Stockholders on May 18, 2016

This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2016 Annual Meeting of Stockholders, to be held on Wednesday, May 18, 2016 at 10:00 a.m., eastern time, at the offices of Demandware, Inc., 5 Wall Street, Burlington, Massachusetts 01803 USA, and at any adjournment or postponement thereof.

All proxies will be voted in accordance with the instructions contained in those proxies. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

We are first mailing this proxy statement and the accompanying proxy card to stockholders on or about April 1, 2016 in conjunction with the mailing of our 2015 Annual Report to Stockholders.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

For the 2016 Annual Meeting of Stockholders on May 18, 2016

This proxy statement and the 2015 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxyvote.com.

A copy of our Annual Report on Form 10-K (including financial statements and schedules) for the year ended December 31, 2015, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder after written or oral request to:

Demandware, Inc.
Attn: Vice President of Investor Relations
5 Wall Street
Burlington, Massachusetts 01803 USA
Telephone: +1 (781) 425-7675

This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2015 are also available on the SEC’s website, www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q. Why did I receive these proxy materials?

A.      We are providing these proxy materials to you in connection with the solicitation by our Board of Directors, or Board, of proxies to be voted at our 2016 Annual Meeting of Stockholders, or Annual Meeting, to be held at the offices of Demandware, Inc., 5 Wall Street, Burlington, Massachusetts 01803 USA on Wednesday, May 18, 2016 at 10:00 a.m., eastern time.

Q. Who can vote at the Annual Meeting?

A.      Our Board has fixed March 21, 2016 as the record date for the Annual Meeting. If you were a stockholder of record on the record date, you are entitled to vote (in person or by proxy) all of the shares that you held on that date at the Annual Meeting and at any postponement or adjournment thereof.

On the record date, we had 37,802,035 shares of common stock outstanding (each of which entitles its holder to one vote per share).

Q. How do I vote?	A. If your shares are registered directly in your name, you may vote:

(1)     Over the Internet: Go to the website of our tabulator, Broadridge Financial Solutions, Inc., or Broadridge, at www.proxyvote.com. Use the vote control number printed on your enclosed proxy card to access your account and vote your shares. You must specify how you want your shares voted or your internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. You must submit your internet proxy before 11:59 p.m., eastern time, on May 17, 2016, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

(2)     By Telephone: Call +1 (800) 690-6903, toll free from the United States, Canada and Puerto Rico, and follow the recorded instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions. You must submit your telephonic proxy before 11:59 p.m., eastern time, on May 17, 2016, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

(3)     By Mail: Complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to Broadridge. Broadridge must receive the proxy card not later than May 17, 2016, the day before the Annual Meeting, for your proxy to be valid and your vote to count. Your shares will be voted according to your instructions.

If you do not specify how you want your shares voted, they will be voted as recommended by our Board.

(4)     In Person at the Annual Meeting: If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting.

If your shares are held in “street name,” meaning they are held for your account by a broker or other nominee, you may vote:

(1) Over the Internet or by Telephone: You will receive instructions from your broker or other nominee if they permit internet or telephonic voting. You should follow those instructions.

(2) By Mail: You will receive instructions from your broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(3)    In Person at the Annual Meeting: You may contact your broker or other nominee who holds your shares to obtain a broker’s proxy and bring it with you to the Annual Meeting. A broker’s proxy is not the form of proxy enclosed with this proxy statement. You will not be able to vote shares you hold in street name in person at the Annual Meeting unless you have a proxy from your broker or other nominee issued in your name giving you the right to vote your shares.

Q. Can I change my vote?	A. If your shares are registered directly in your name, you may revoke your proxy and change your vote before or at the Annual Meeting. To do so, you must do one of the following:

(1)     Vote over the internet or by telephone as instructed above. Only your latest internet or telephone vote is counted. You may not change your vote over the internet or by telephone after 11:59 p.m., eastern time, on May 17, 2016.

(2) Sign a new proxy and submit it by mail as instructed above. Only your latest dated proxy that was received by Broadridge by May 17, 2016 will be counted.

(3)     Attend the Annual Meeting, request that your proxy be revoked and vote in person as instructed above. Attending the Annual Meeting will not revoke your internet vote, telephone vote or proxy, as the case may be, unless you specifically request it.

If your shares are held in street name, you may submit new voting instructions by contacting your broker or other nominee. You may also vote in person at the Annual Meeting if you obtain a broker’s proxy as described in the answer above.

Q. Will my shares be voted if I do not return my proxy?	A. If your shares are registered directly in your name, your shares will not be voted if you do not vote over the internet, by telephone, by returning your proxy or by ballot at the Annual Meeting.

If your shares are held in street name, your broker or other nominee may, under certain circumstances, vote your shares if you do not timely return your proxy. Brokers and other nominees can vote their customers’ unvoted shares on discretionary matters but cannot vote such shares on non-discretionary matters. If you do not timely return a proxy to your broker or other nominee to vote your shares, your broker or other nominee may, on discretionary matters, either vote your shares or leave your shares unvoted.

The election of directors (Proposal 1), the advisory “say-on-pay” vote (Proposal 2) and amendment and restatement of our 2012 Stock Incentive Plan (Proposal 4) are non-discretionary matters. The ratification of the appointment of our independent auditors (Proposal 3) is a discretionary matter.

We encourage you to provide voting instructions to your broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the Annual Meeting according to your instructions.

Q. How many shares must be present to hold the Annual Meeting?

A.      A majority of our shares of common stock issued and outstanding and entitled to vote must be present to hold the Annual Meeting and conduct business. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the internet, by telephone or by completion and submission of a proxy or that are represented in person at the Annual Meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to withhold or abstain or votes on only one of the proposals. In addition, we will count as present shares held in street name by brokers or other nominees that indicate on their proxies that they do not have authority to vote those shares on Proposals 1, 2 and 4. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.

Q. What vote is required to approve each proposal and how are votes counted?

A.      Proposal 1 — Election of Three Class I Directors

The three nominees for Class I director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is a non-discretionary matter. Therefore, if your shares are held in street name and you do not vote your shares, your broker or other nominee cannot vote your shares on Proposal 1. Shares held in street name by brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee and will be treated as “broker non-votes.” Broker non-votes will have no effect on the voting on Proposal 1. With respect to Proposal 1, you may:

• vote FOR all three nominees;
• vote FOR two nominees and WITHHOLD your vote from the third nominee;

• vote FOR one nominee and WITHHOLD your vote from the other two nominees; or

• WITHHOLD your vote from all three nominees.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

Proposal 2 — Non-binding “Say-on-Pay” Vote on the Compensation of Our Named Executive Officers

To approve Proposal 2, stockholders holding a majority of the votes cast on the matter must vote FOR the approval of the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis,” executive compensation tables and accompanying narrative disclosures in this proxy statement. Proposal 2 is a non-discretionary matter. Therefore, if your shares are held in street name and you do not vote your shares, your broker or other nominee cannot vote your shares on Proposal 2. Shares held in street name by brokers or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 2 will not be counted as votes FOR or AGAINST Proposal 2 and will be treated as broker non-votes. Broker non-votes will have no effect on the voting on Proposal 2. If you vote to ABSTAIN on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. Voting to ABSTAIN will have no effect on the voting on Proposal 2. With respect to Proposal 2, you may:

• vote FOR the non-binding resolution;

• vote AGAINST the non-binding resolution; or

• ABSTAIN from voting on the non-binding resolution.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our Board (or any committee thereof). However, our Compensation Committee and our Board value the opinions expressed by our stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Proposal 3 — Ratification of Appointment of Independent Auditors

To approve Proposal 3, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Proposal 3 is a discretionary matter. Therefore, if your shares are held in street name and you do not vote your shares, your broker or other nominee may vote your unvoted shares on Proposal 3. If your broker or other nominee does not exercise its discretionary authority, your shares will not be voted and will be treated as broker non-votes. Broker non-votes will have no effect on the voting on Proposal 3. If you vote to ABSTAIN on Proposal 3, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. Voting to ABSTAIN will have no effect on the voting on Proposal 3.

Although stockholder approval of our Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our Board (or any committee thereof). However, if this proposal is not approved at the Annual Meeting, our Audit Committee may reconsider its appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016.

Proposal 4 — Amendment and Restatement of 2012 Stock Incentive Plan

To approve Proposal 4, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Proposal 4 is a non-discretionary matter. Therefore, if your shares are held in street name and you do not vote your shares, your broker or other nominee cannot vote your shares on Proposal 4. Shares held in street name by brokers or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 4 will not be counted as votes FOR or AGAINST Proposal 4 and will be treated as broker non-votes. Broker non-votes will have no effect on the voting on Proposal 4. If you vote to ABSTAIN on this Proposal 4, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. Voting to ABSTAIN will have no effect on the voting on Proposal 4.

Q. Are there other matters to be voted on at the Annual Meeting?

A.     We do not know of any matters that may come before the Annual Meeting other than the election of three Class I directors, the advisory “say-on-pay” vote, the ratification of the appointment of our independent registered public accounting firm and the amendment and restatement of the 2012 Stock Incentive Plan. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy will vote, and otherwise act, in accordance with their judgment on the matter.

Q. Where can I find the voting results?	A. We will report the voting results in a Current Report on Form 8-K within four business days following the adjournment of the Annual Meeting.

Q. What are the costs of soliciting these proxies?

A.      We will bear the cost of soliciting proxies. In addition to these proxy materials, our directors, officers and employees may solicit proxies without additional compensation. We have retained Innisfree M&A Incorporated to assist with the solicitation of proxies, in person, by telephone, or by other means of communication, for a base fee of $15,000, plus reimbursable expenses. We may reimburse brokers or other nominees holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy materials to beneficial owners.

BOARD OF DIRECTORS AND MANAGEMENT

Information Regarding Directors and Director Nominees

Our certificate of incorporation provides for the classification of our Board into three classes, each having as nearly an equal number of directors as possible. The terms of service of the three classes are staggered so that the term of one class expires each year.

Our Board currently consists of seven directors. Class I consists of Thomas D. Ebling, Jitendra Saxena and Leonard Schlesinger, each with a term ending in 2016. Class II consists of Jeffrey G. Barnett and Charles F. Kane, each with a term ending in 2017. Class III consists of Linda M. Crawford and Jill Granoff, each with a term ending in 2018.

At each annual meeting of stockholders, directors are elected for a full term of three years to continue or succeed those directors whose terms are expiring. Upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated Messrs. Ebling and Saxena and Dr. Schlesinger for election at the Annual Meeting as Class I directors, each to serve until 2019.

Director Qualifications

The following table and biographical descriptions provide information as of March 31, 2016 relating to each director and director nominee, including his or her age and period of service as a director of our company; his or her Board committee memberships; his or her business experience during the past five years, including directorships at other public companies; his or her community activities; and the other experience, qualifications, attributes or skills that led our Board to conclude he or she should serve as a director of our company.

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships

Class I Director Nominees to be elected at the 2016 Annual Meeting (terms expiring in 2019)

Thomas D. Ebling President, Chief Executive Officer and Chairman of the Board	60

Mr. Ebling has served as our President and Chief Executive Officer and a member of our Board since December 2009 and as Chairman of our Board since July 2014. Mr. Ebling previously served on our Board from May 2006 until December 2007. From October 2007 until August 2009, Mr. Ebling served as Chief Executive Officer of Lattice Engines, Inc., a provider of sales and software solutions. Prior to joining Lattice Engines, Mr. Ebling served as Chief Executive Officer and Chairman of the Board of Directors of ProfitLogic, Inc., an optimization solutions company, from 2002 until it was acquired by Oracle Corporation in 2005. Earlier in his career, Mr. Ebling served as Chief Executive Officer of Torrent Systems, Inc., a data warehousing and analytics software provider, and he held various leadership positions at Marcam Solutions, Inc., a software applications company. Mr. Ebling currently serves on the board of directors of Tracelink, a private life sciences cloud company. Mr. Ebling holds a B.A. in mathematics from Williams College.

Mr. Ebling’s extensive executive leadership experience and comprehensive knowledge of our company and the software solutions industry qualify him to serve on our Board and make him a critical asset to our Board.

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships

Jitendra Saxena Audit Committee Compensation Committee	70

Mr. Saxena has served as a member of our Board since July 2010. Mr. Saxena founded Netezza Corporation, a leading data warehouse appliance provider, in September 2000 and served as Chief Executive Officer and a member of the board of directors of Netezza from its inception until January 2009. Mr. Saxena served as Chairman of Netezza’s Board of Directors from February 2009 until it was acquired by IBM in November 2010. Prior to founding Netezza, Mr. Saxena served as Chairman and Chief Executive Officer of Applix, Inc., a provider of performance management applications, from 1983 until 2000. Mr. Saxena currently serves on the board of directors of several private companies. Mr. Saxena holds a B.S. in electrical engineering from IIT Mumbai, an M.S. in electrical engineering from Michigan State University and an M.B.A. from Boston University.

Mr. Saxena’s qualifications to serve on our Board include his decades of experience in the software industry and his leadership experience as a chief executive officer of a publicly-traded company.

Leonard Schlesinger Compensation Committee Nominating and Corporate Governance Committee	63

Dr. Leonard Schlesinger has served as a member of our Board since September 2013 and as Lead Independent Director since July 2014. Dr. Schlesinger has served as the Baker Foundation Professor of Business Administration at Harvard Business School since July 2013. Dr. Schlesinger served as the President of Babson College from July 2008 until July 2013. From 1999 to 2007, Dr. Schlesinger held various executive positions at Limited Brands, including Vice Chairman of the Board of Directors and Chief Operating Officer. While at Limited Brands, he was responsible for the operational and financial functions across the enterprise including Express, Limited Stores, Victoria’s Secret Beauty, Bath and Body Works, C.O. Bigelow, Henri Bendel and the White Barn Candle Company. Dr. Schlesinger has also served as Executive Vice President and Chief Operating Officer at Au Bon Pain and as a director of numerous public and private retail, consumer products and technology companies. Dr. Schlesinger currently serves on the board of directors of Restoration Hardware Holdings, Inc., a public home furnishings retail company. Dr. Schlesinger has also held leadership roles at leading MBA and executive education programs and other academic institutions, including twenty years at Harvard Business School. Dr. Schlesinger holds a Doctor of Business Administration from Harvard Business School, an MBA from Columbia University and a B.A. in American Civilization from Brown University.

Dr. Schlesinger’s more than 30 years of leadership and operational experience in retail, technology and academia qualify him to serve on our Board.

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class II Directors (terms expiring in 2017)

Jeffrey G. Barnett Executive Vice President and Chief Operating Officer	53

Mr. Barnett has served as our Executive Vice President and Chief Operating Officer since January 2013 and as a member of our Board since July 2014. He previously served as our Executive Vice President of Field Operations from November 2005 until December 2012. Prior to joining us, Mr. Barnett served as Vice President of Sales for Europe, Middle East and Africa of Siebel Systems, Inc., a software company. Prior to joining Siebel, Mr. Barnett served as Managing Director, International Operations and as Vice President, International Sales and Marketing of edocs, Inc., an online billing and customer service software company. Before joining edocs, Mr. Barnett held leadership positions at Kenan Systems Corporation, a billing and customer care software company, and at TRW, Inc., a global manufacturing and service company. Since September 2012, Mr. Barnett has served on the board of directors of Apperian, Inc., a private mobile application platform provider. Mr. Barnett holds a B.S. in computer information systems from Colorado State University and an M.B.A. from the Massachusetts Institute of Technology Sloan School of Management.

Mr. Barnett’s extensive sales, operations and industry experience qualifies him to serve on our Board.

Charles F. Kane Audit Committee	58

Mr. Kane has served as a member of our Board since April 2010. Mr. Kane is an adjunct professor of international finance at the Massachusetts Institute of Technology Sloan School of Management. He served as Executive Vice President and Chief Administrative Officer of Global BPO Services Corp., a special purpose acquisition corporation, from July 2007 until March 2008, and as Chief Financial Officer of Global BPO from August 2007 until March 2008. Prior to joining Global BPO, he served as Chief Financial Officer of RSA Security Inc., a provider of e-security solutions, from May 2006 until RSA was acquired by EMC Corporation in October 2006. From 2003 until 2006, he served as Chief Financial Officer of Aspen Technology, Inc., a provider of management software and professional services. Mr. Kane serves on the board of directors of One Laptop Per Child, a non-profit organization that provides computing and internet access for students in the developing world, for which he served as President and Chief Operating Officer from 2008 until 2009. Mr. Kane has served as a member of the board of directors of Progress Software Corporation, a publicly traded provider of infrastructure software, since November 2006, Carbonite, a publicly traded data storage and restoration company, since July 2011 and RealPage, Inc., a publicly traded company providing on demand software solutions for the rental housing industry, since August 2012. Mr. Kane is a CPA and holds a B.B.A. in accounting from the University of Notre Dame and an M.B.A. in international finance from Babson College.

Mr. Kane’s experience as a chief financial officer and senior executive officer of several public companies and his experience serving on the boards of directors of other public and private companies qualify him to serve on our Board.

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class III Directors (terms expiring in 2018)

Linda M. Crawford Compensation Committee Nominating and Corporate Governance Committee	52

Ms. Crawford has served as a member of our Board since January 2016.  She has served as the Chief Customer Officer at Optimizely, a private company that provides website and mobile A/B testing and personalization, since January 2016.  She previously served in several executive positions at salesforce.com, inc. from November 2006 to June 2015, most recently serving as the Executive Vice President and General Manager of the Salesforce Sales Cloud from February 2012 to June 2015 and as the Senior Vice President of Sales Strategy and Productivity from December 2008 to February 2012.  Prior to joining salesforce, Ms. Crawford served as the Vice President of Sales at Rivermine, Inc., a telecom expense management software platform, from November 2004 to November 2006 and held several executive positions at Siebel Systems, Inc. Ms. Crawford is an advisor of several private companies and holds a B.B.A in computer information systems and an M.B.A. from James Madison University.

		Ms. Crawford’s extensive enterprise sales and product leadership experience qualifies her to serve as a member of our Board.

Jill Granoff Audit Committee Nominating and Corporate Governance Committee	53

Ms. Granoff has served as a member of our Board since July 2011. She served as Chief Executive Officer and a director of Vince Holding Corp., a publicly-traded leading contemporary fashion brand, from May 2012 until September 2015. From May 2012 until November 2013, Ms. Granoff also served as Chief Executive Officer and a director of Kellwood Company, an affiliate of Sun Capital Partners. Prior to Kellwood, Ms. Granoff served as Chief Executive Officer and a director of Kenneth Cole Productions, Inc. from May 2008 until February 2011. She previously served as Executive Vice President of Direct Brands at Liz Claiborne Inc., where she had global responsibility for Juicy Couture, Lucky Brand and Kate Spade from August 2006 until April 2008. Prior to joining Liz Claiborne, Ms. Granoff served as President and Chief Operating Officer of Victoria’s Secret Beauty, a division of Limited Brands. Before Victoria’s Secret, Ms. Granoff held various executive positions at The Estee Lauder Companies, last serving as Senior Vice President, Strategic Planning, Finance and Information Systems for Estee Lauder, Inc. Ms. Granoff holds a B.A. from Duke University and an M.B.A. from Columbia University. She is also a board member of the Fashion Institute of Technology Foundation.

Ms. Granoff’s extensive business and executive leadership experience in the fashion and retail industries provides a depth of relevant management, operational and financial qualifications to serve as a member of our Board.

Corporate Governance Matters

Our Board believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of the charters of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are available on the Investor Relations section of our website, www.demandware.com. Alternatively, you can request a copy of any of these documents by writing us at: Demandware, Inc., Attn: Vice President of Investor Relations, 5 Wall Street, Burlington, Massachusetts 01803 USA.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines to assist it in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These principles, which set forth a framework for the conduct of our Board’s business, provide that:

•	the principal responsibility of the directors is to oversee our management and to hold our management accountable for the pursuit of our corporate objectives;
•	a majority of the members of our Board must be independent directors;
•	the independent directors meet regularly in executive session;
•	directors have full and free access to management and, as necessary and appropriate, independent advisors;
•	new directors participate in an orientation program and all directors are encouraged to attend director education programs; and
•	at least annually, our Board and its committees conduct self evaluations to determine whether they are functioning effectively.

Policies and Procedures for Related Person Transactions

Our Board has adopted a written policy for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the Chair of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•	the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction is undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose, and the potential benefits to us, of the transaction; and
•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our Audit Committee may approve or ratify the transaction if it determines that, under all of the circumstances, the transaction is in or is not inconsistent with our best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board has determined that the following transactions, among others, do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1.0 million or 2% of the annual consolidated gross revenue of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of our annual consolidated gross revenues; and

•	a transaction that is specifically contemplated by provisions of our certificate of incorporation and by-laws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

Related Person Transactions

Ms. Granoff, one of our directors, was the Chairman and Chief Executive Officer and a director of Vince Holding Corp., the parent of Vince, LLC. Since January 1, 2015, Vince, LLC purchased approximately $174,000 in services from us. We believe that this transaction was carried out on terms that were in the aggregate no less favorable to us than those that would have been obtained by an unrelated third party in a transaction of similar size.

The son of Timothy M. Adams, our Executive Vice President, Chief Financial Officer and Treasurer, is an employee at Avison Young.  Since January 1, 2015, we paid approximately $126,000 to Avison Young for commercial real estate services and Avison Young received approximately $125,000 in commissions related to certain of our lease transactions entered into in 2015.  Mr. Adams’ son participated in a portion of the lease transactions but did not receive any portion of the fees or commissions.  We believe that this transaction was carried out on terms that were in the aggregate no less favorable to us than those that would have been obtained by an unrelated third party in a transaction of similar size.

The daughter of Mr. Saxena, one of our directors, is a Demandware employee. Since January 1, 2015, we paid Mr. Saxena’s daughter salary and bonus payments of approximately $136,000; however, her total compensation in 2015 was less than $120,000.

Board Determination of Independence

In accordance with the New York Stock Exchange, or NYSE, corporate governance listing standards, a director will qualify as “independent” if (1) our Board affirmatively determines that he or she has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us and (2) he or she is independent as determined under Section 303A.02(b) of the NYSE Listed Company Manual. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship.

Pursuant to the corporate governance listing standards of the NYSE, a director employed by us cannot be deemed to be an “independent director,” and consequently, Messrs. Ebling and Barnett are not independent directors.

In January 2016, our Board reviewed the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board determined that each of Messrs. Kane and Saxena, Dr. Schlesinger and Mses. Crawford and Granoff is “independent” in accordance with Section 303A.02 of the NYSE Listed Company Manual. Our Board reached a similar determination in 2015 with respect to Michael Skok, Stephan Schambach and Lawrence Bohn, each of whom served as a director in 2015. In making its determinations, our Board considered the following transactions, relationships or arrangements in addition to the transactions disclosed under “Related Person Transactions” above:

•	board positions or other relationships held by a director at our partners or vendors, and
•	employment of a director or family member of a director by our partners or vendors.

Our Board determined that all of the members of our Board’s three standing committees described below are independent, as defined under applicable NYSE rules and, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and, in the case of all members of the Compensation Committee, the independence requirements contemplated by Rule 10C-1 under the Exchange Act.

Director Nomination Process

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. In 2015, the Board also engaged Heidrick & Struggles, an executive search firm, to assist with a search for director candidates. This search culminated in the appointment of Ms. Crawford to the Board.

At the Annual Meeting, stockholders will be asked to consider the election of Dr. Schlesinger, who has been nominated for election as a director for the first time. Dr. Schlesinger was appointed to the Board of Directors in September 2013. Dr. Schlesinger was initially recommended by Thomas D. Ebling, our Chairman of the Board, Chief Executive Officer and President, and Lawrence Bohn, a former director. The Board determined to include Dr. Schlesinger among its nominees.

Criteria and Diversity

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee applies the criteria specified in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and ability to act in the interests of our stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee.

Our Board does not have a formal policy with respect to diversity, but our Corporate Governance Guidelines provide that an objective of Board composition is to bring to our company a variety of perspectives and skills derived from high quality business and professional experience. Our Board recognizes its responsibility to ensure that nominees for our Board possess appropriate qualifications and reflect a reasonable diversity of personal and professional experience, skills, backgrounds and perspectives. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to promote our strategic objectives and to fulfill its responsibilities to our stockholders.

The director biographies on pages 6 to 9 indicate each director’s experience, qualifications, attributes and skills that led the Board to conclude that each should continue to serve as a member of our Board. Our Board believes that each of the directors has had substantial achievement in his or her professional and personal pursuits and possesses the background, talents and experience that our Board desires and that will contribute to the best interests of our company and to long-term stockholder value.

Stockholder Nominations

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the candidates’ names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Secretary, Demandware, Inc., 5 Wall Street, Burlington, Massachusetts 01803 USA. The information required for such recommendations to be considered is specified in our by-laws. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board, by following the procedures set forth under “Stockholder Proposals for 2017 Annual Meeting.” If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy statement and proxy card for the next annual meeting. Otherwise, candidates nominated by stockholders in accordance with the procedures set forth in our by-laws will not be included in our proxy statement and proxy card for the next annual meeting.

Board Meetings and Attendance

Our Board met 12 times during 2015, either in person or by teleconference, and acted by written consent on four occasions. During 2015, each of our directors attended at least 75% of the aggregate number of the meetings of the Board and the committees on which he or she served.

Our Corporate Governance Guidelines provide that our directors are expected to attend our annual meeting of stockholders. Mr. Ebling attended our 2015 Annual Meeting of Stockholders.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee shall periodically assess the Board’s leadership structure, including whether the offices of Chairman of the Board and Chief Executive Officer should be separate. Our guidelines provide the Board with flexibility to determine whether the two roles should be combined or separated based upon our needs and the Board’s assessment of its leadership from time to time. In July 2014, our Board, upon the recommendation of our Nominating and Corporate Governance Committee, determined to combine the role of Chief Executive Officer and Chairman of the Board and appointed Mr. Ebling, our Chief Executive Officer, as our Chairman of the Board. Our Board, upon the recommendation of our Nominating and Corporate Governance Committee, has determined that, at this time, having the same individual hold both positions is in our best interests and the best interest of our stockholders and consistent with good corporate governance for the following reasons:

•

Our Chief Executive Officer is the director most familiar with our business and strategy and is thus best positioned to focus our Board on the key issues facing our company and executing strategic priorities.

•	A single Chairman of the Board and Chief Executive Officer provides strong and consistent leadership for our company, without risking overlap or conflict of roles.
•	Oversight of our company is the responsibility of our Board as a whole, and this responsibility can be properly discharged without an independent Chairman of the Board.
•

The combined role of Chairman of the Board and Chief Executive Officer, together with a lead independent director having the duties described below, fosters clear accountability and effective decision-making while providing the appropriate balance between strategy development and independent oversight of management.

•	Our Lead Independent Director can provide similar benefits to those associated with an independent Chairman of the Board.

Our Board, upon the recommendation of our Nominating and Corporate Governance Committee, has appointed Dr. Schlesinger as Lead Independent Director. Dr. Schlesinger is an independent director within the meaning of NYSE rules. His duties as Lead Independent Director include the following:

•	chairing meetings of executive sessions of the Board;
•

consulting with our Chairman of the Board and Chief Executive Officer on preparation of the agenda for each meeting of the Board, determining the need for special meetings of the Board, matters relating to corporate strategy, governance and the performance of our Board;

•	discussing with any director who is not adequately performing his or her duties his or her obligation to fulfill such duties;
•	facilitating communications between other members of our Board and our Chairman of the Board and Chief Executive Officer;
•	monitoring, with assistance of our General Counsel, communications from stockholders and other interested parties; and
•	performing oversight responsibilities.

In addition, our Board has three standing committees that are currently comprised of, and are chaired by, independent directors. Our Board delegates substantial responsibilities to the committees, which report their activities and actions back to the full Board. We believe that the independent committees of our Board and their Chairs promote effective independent governance. We believe this structure represents an appropriate allocation of roles and responsibilities for our company at this time because it strikes an effective balance in the participation of management and independent leadership in our Board proceedings.

Board Committees

Our Board has established three standing committees — the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee — each of which operates under a charter that has been approved by our Board. Current copies of each committee’s charter are posted on the Corporate Governance page of the Investor Relations section of our website, www.demandware.com.

Current committee memberships are set forth in the table below:

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Jeffrey G. Barnett*
Linda M. Crawford
Thomas D. Ebling**
Jill Granoff
Charles F. Kane
Jitendra Saxena
Leonard Schlesinger***

*	Executive Vice President and Chief Operating Officer
**	President, Chief Executive Officer and Chairman of the Board
***	Lead Independent Director
Chair
Member

Audit Committee

The responsibilities of our Audit Committee include:

•	selecting, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from such firm;
•	reviewing with management and our independent registered public accounting firm the effect of regulatory and accounting initiatives as well as off-balance sheet structures on our financial statements;
•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting and disclosure controls and procedures;
•	overseeing our internal audit function;
•	reviewing and discussing with management our risk management policies, including data privacy and security and business continuity risks;
•	considering the hiring of employees from our independent registered public accounting firm and establishing procedures for the receipt and retention of accounting related complaints and concerns;
•	meeting independently with our internal auditing staff, independent registered public accounting firm and management;
•	advising the Board with respect to our policies and procedures regarding compliance with applicable laws and regulations and with our Code of Business Conduct and Ethics;
•	reviewing and approving or ratifying any related person transactions;
•

discussing with our General Counsel any legal matters that may materially impact our financial statements, accounting policies, compliance with applicable laws and regulations and any material reports, notices or inquiries received from regulators or governmental agencies;

•	reviewing and approving the entry into swaps, including those that are subject to mandatory clearing, and the use of the end-user exception from clearing; and
•	preparing the Audit Committee report required by the rules of the SEC (which report is included on page 18 of this proxy statement).

The members of our Audit Committee are Messrs. Kane (Chair) and Saxena and Ms. Granoff. Our Board has determined that Mr. Kane is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. Mr. Kane serves on the audit committee of four public companies. Our Board has determined that such simultaneous service does not impair the ability of Mr. Kane to serve effectively on our Audit Committee. The Audit Committee met seven times during 2015, either in person or by teleconference.

Compensation Committee

The responsibilities of our Compensation Committee include:

•	annually reviewing and approving corporate goals and objectives relevant to compensation of our President and Chief Executive Officer;
•	reviewing and making recommendations to the Board with respect to the compensation of our President and Chief Executive Officer;
•	determining the compensation of our other executive officers;
•	reviewing and making recommendations to the Board with respect to director compensation;
•	overseeing and administering our cash and equity incentive plans;
•	the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other advisor retained by the Compensation Committee; and
•	preparing the Compensation Committee report required by the rules of the SEC (which report is included on page 28 of this proxy statement).

The processes and procedures followed by our Compensation Committee in considering and determining executive and director compensation are described below under the heading “Executive and Director Compensation and Related Matters.”

The members of our Compensation Committee are Mr. Saxena (Chair), Dr. Schlesinger and Ms. Crawford. Mr. Skok was a member of our Compensation Committee until May 20, 2015, and Mr. Bohn was a member of our Compensation Committee throughout 2015 and until January 26, 2016. The Compensation Committee met five times during 2015 in person or by teleconference, and acted by written consent on five occasions in 2015.

Nominating and Corporate Governance Committee

The responsibilities of the Nominating and Corporate Governance Committee include:

•	determining the skills and qualifications required of directors and developing criteria to be considered in selecting potential candidates for Board membership;
•	identifying individuals qualified to become Board members;
•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;
•	recommending to the Board whether or not the Board should accept the resignation of a director;
•	reviewing and making recommendations to the Board with respect to our Corporate Governance Guidelines and board leadership structure;
•	reviewing and making recommendations to the Board with respect to management succession planning; and
•	overseeing an annual evaluation of the Board and its committees.

The processes and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described above under the heading “Director Nomination Process.”

The members of our Nominating and Corporate Governance Committee are Mses.  Granoff (Chair) and Crawford and Dr. Schlesinger. The Nominating and Corporate Governance Committee met four times during 2015, either in person or by teleconference.

Risk Oversight

Our Board administers its risk oversight function directly and through its committees. The Audit Committee receives regular reports from members of senior management on areas of material risk to the company, including operational, financial, legal, regulatory, data privacy and security, strategic and reputational risks. As part of its charter, our Audit Committee regularly discusses with management our major risk exposures, their potential financial impact on our company and the steps we take to manage them. In addition, our Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management and risks arising from our compensation policies and programs. Our Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers and corporate governance.

Communicating with the Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. The Chair of the Nominating and Corporate Governance Committee, with the assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries of such communications to the other directors as she considers appropriate.

Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our General Counsel considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters that are duplicative communications.

Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to: Board of Directors, c/o Secretary, Demandware, Inc., 5 Wall Street, Burlington, Massachusetts 01803 USA.

Additionally, we have established a confidential process for reporting, investigating and resolving employee and other third party concerns related to accounting, auditing and similar matters under the Sarbanes-Oxley Act of 2002. Stockholders and other interested parties may confidentially provide information to one or more of our directors by contacting a representative at our Ethics Hotline who will forward the information to the appropriate director. The Ethics Hotline is operated by an independent, third party service. Within the United States and Canada, the Ethics Hotline can be reached by telephone, toll-free, at +1 (877) 275-7488 or worldwide via the internet at demandware.silentwhistle.com.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics on the Corporate Governance page of the Investor Relations section of our website, www.demandware.com. In addition, we intend to post on our website all disclosures that are required by law or NYSE’s listing standards concerning amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are Mr. Saxena (Chair), Dr. Schlesinger and Ms. Crawford. Mr. Saxena has been a member of the Compensation Committee since March 2012, Dr. Schlesinger has been a member of the Compensation Committee since May 2015 and Ms. Crawford became a member of the Compensation Committee in January 2016. Mr. Skok was a member of our Compensation Committee until May 20, 2015, and Mr. Bohn was a member of our Compensation Committee throughout 2015 and until January 26, 2016. None of the current members of the Compensation Committee, Mr. Skok or Mr. Bohn had interlocking or other relationships with other boards or with us during 2015 that require disclosure under the proxy rules and regulations promulgated by the SEC.

Executive Officers Who Are Not Directors

Certain information regarding our executive officers who are not also directors, as of March 31, 2016, is set forth below.

Name	Age	Positions(s)
Timothy M. Adams	56	Executive Vice President, Chief Financial Officer and Treasurer
Wayne R. Whitcomb	57	Chief Technology Officer
Rohit Goyal	43	Senior Vice President of Engineering
Kathleen B. Patton	49	Senior Vice President, General Counsel and Secretary

Timothy M. Adams. Mr. Adams has served as our Executive Vice President, Chief Financial Officer and Treasurer since June 2014. Mr. Adams served as Senior Vice President and Chief Financial Officer of athenahealth, Inc., a leading provider of cloud-based services for electronic health records, practice management, and care coordination, from January 2010 to June 2014. Previously, Mr. Adams served as Chief Investment Officer of Constitution Medical Investors, Inc., a private investment firm focused on health-care-sector-related acquisitions and investments, as well as Senior Vice President of Corporate Strategy for Keystone Dental, Inc., a provider of dental health products and solutions. Earlier in his career, Mr. Adams was Chief Financial Officer at a number of other publicly traded companies. Mr. Adams began his career in public accounting at PricewaterhouseCoopers LLP, formerly Price Waterhouse, and is a Certified Public Accountant. Mr. Adams has served as a member of the board of directors of ABILITY Network, a private healthcare technology company, since November 2014. Mr. Adams obtained a B.S. from Murray State University and an M.B.A. from Boston University.

Wayne R. Whitcomb. Mr. Whitcomb has served as our Chief Technology Officer since helping to found Demandware in February 2004. Mr. Whitcomb also served as Vice President of Engineering and Technology from February 2004 until February 2012. Prior to joining Demandware, Mr. Whitcomb served as Vice President of Engineering and R&D of NaviSite, Inc., a provider of cloud-enabled hosting, managed applications and services, Vice President of Engineering of Mirror Image Internet, Inc., a provider of online content and transaction solutions, and Vice President of Engineering and Operations for CMGI-MyWay.com, a consumer content portal and search engine. Mr. Whitcomb holds a B.S. in Mechanical Engineering from University of Massachusetts, Lowell.

Rohit Goyal. Mr. Goyal has served as our Senior Vice President of Engineering since January 2013. Previously, he was co-founder and VP of Engineering at neoSaej Corp., which developed patented technology for personal finance and e-commerce verticals, from January 2007 to October 2012. Prior to neoSaej, Mr. Goyal was Director of Software at Enterasys Networks and held software engineering positions at Axiowave Networks, Lucent Technologies and Nexabit Networks. He holds a B.S. in Computer Science from Denison University, an M.S. and Ph.D. from The Ohio State University and an M.B.A. from Massachusetts Institute of Technology Sloan School of Management.

Kathleen B. Patton. Ms. Patton has served as our Senior Vice President, General Counsel and Secretary since June 2015.  She previously served as our Associate General Counsel from April 2012 until June 2015.  From June 2010 until March 2012, Ms. Patton was Associate General Counsel at Stream Global Services, a leading business process outsource service provider specializing in customer relationship management.  Prior to Stream Global Services, Ms. Patton worked in law firms as the Director of Practice Development at Brown Rudnick, as the Practice Director at Day Pitney, as a corporate partner and associate at McDermott, Will & Emery and as an associate at Walter, Conston, Alexander & Green.   She also served as Senior Counsel at BJ’s Wholesale Club.  Ms. Patton earned an A.B. from Dartmouth College and a J.D. from Georgetown University Law Center.

Risk Considerations in Executive Compensation

Our Compensation Committee has discussed the concept of risk as it relates to our compensation programs, including our executive compensation program, and our Compensation Committee does not believe that our compensation programs encourage excessive or inappropriate risk taking. As described more fully below in the “Compensation Discussion and Analysis,” we structure our compensation to consist of both fixed and variable compensation. The fixed (or salary) portion of compensation is designed to provide a steady income regardless of our stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) portions of compensation are designed to reward both intermediate- and long-term corporate performance and generally are tied to the achievement of corporate and individual objectives. We believe that applying company-wide metrics encourages decision-making by our executives that is in the best long-term interest of our company and stockholders. Our equity awards feature vesting periods to foster retention and align our executives’ interests with those of our shareholders, In addition, our Stock Ownership Guidelines further align the interest of our executives with the interests of our stockholders. We cap potential payouts under both short- and long-term incentive plans to reduce the potential for any windfalls. Further, we believe that these variable elements of compensation constitute a sufficient percentage of overall compensation to motivate our executives to produce superior short-, intermediate- and long-term corporate results, while the fixed element is also sufficiently high that our executives are not encouraged to take unnecessary or excessive risks in doing so.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed our audited financial statements for 2015 and has discussed these financial statements with our management and Deloitte & Touche LLP, our independent registered public accounting firm.

The Audit Committee has also received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Auditing Standard No. 16, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB.

Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter from the independent auditor required by PCAOB Rule 3526 (Communicating with Audit Committees Concerning Independence), as modified or supplemented. The Audit Committee has discussed with our independent registered public accounting firm the firm’s independence from us.

Based on its discussions with management and our independent registered public accounting firm, and its review of the representations and information provided by management and our independent registered public accounting firm, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015.

By the Audit Committee of the Board of Directors of Demandware, Inc.

Charles F. Kane (Chair)

Jill Granoff

Jitendra Saxena

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis is designed to provide our stockholders with an understanding of our compensation philosophy, objectives, programs and process, as well as the compensation paid to our named executive officers, or NEOs, in 2015. For 2015, our NEOs were:

•	Thomas D. Ebling, our President and Chief Executive Officer;
•	Timothy M. Adams, our Executive Vice President and Chief Financial Officer;
•	Jeffrey G. Barnett, our Executive Vice President and Chief Operating Officer;
•	Wayne R. Whitcomb, our Chief Technology Officer;
•	Rohit Goyal, our Senior Vice President of Engineering; and
•	Sheila M. Flaherty, our former Chief Legal Officer.

Our Compensation Committee is responsible for overseeing our executive compensation program. In this capacity, our Compensation Committee designs, implements, reviews and approves annually all compensation for our NEOs.

Executive Summary

Demandware’s philosophy regarding executive compensation is straightforward: attract, motivate and retain executives who have demonstrated superior talent and performance, and reward them for their contribution to the company’s short- and long-term performance by tying a significant portion of their total compensation to programs linked to our long-term success. The elements of our executives’ total compensation are base salary, short-term incentives, which are comprised of annual bonuses, and equity incentive compensation. A significant portion of executive compensation is performance-based, subject to increases when results exceed corporate targets, and reduction or elimination when results fall below target. The performance measures used in our compensation programs include non-GAAP adjusted EBITDA and renewal dollar percentage as well as performance relating to other operational efficiencies and strategic initiatives. Non-GAAP adjusted EBITDA is defined as GAAP operating loss plus depreciation expense, amortization expense, stock-based compensation expense and compensation expense related to contingent retention bonuses.

Business Environment. 2015 was a strong year for Demandware. Subscription revenue increased 38% and live customer websites increased 32% over 2014. This performance was driven by new customers and live customers growing their digital commerce business on our platform. Comparable customers who were live customers for all of 2015 and all of 2014 leveraged Demandware Commerce and our robust merchandising applications to grow their gross merchandise value, or GMV, 25% on a constant currency basis in 2015. Demandware stockholders experienced a decrease of 6.2% in their investment based on total shareholder return as measured from December 31, 2014 to December 31, 2015; however, Demandware stockholders have experienced an increase of 128.8% measured from our initial public offering on March 15, 2012 to December 31, 2015.

2015 Compensation Actions. The compensation paid to our NEOs reflects their contribution to Demandware’s success in 2015. In March 2015, our Compensation Committee approved increases for 2015 base salaries for our NEOs, except for Messrs. Ebling, Barnett and Adams, that averaged 8.6%. Following these increases, base salaries closely approximated the 60th percentile of market data provided by our consultant in December of 2014, with the exception of Mr. Ebling who more closely approximated the 25th percentile and Ms. Flaherty who more closely approximated the 75th percentile. Target total cash compensation (the sum of base salaries and target bonuses) for our NEOs in the aggregate approximated between the 50th and 75th percentile of market data provided by our consultant with Mr. Ebling more closely approximating the 25th percentile.

The 2015 short-term incentive plan considered financial results relative to goals including non-GAAP adjusted EBITDA and renewal dollar percentage, a more discretionary assessment of performance relating to a variety of operational efficiency, technological innovation and strategic initiatives, and an assessment of individual performance relative to role-specific performance goals. Although the company exceeded the performance objectives for non-GAAP adjusted EBITDA and renewal dollar percentage, the Compensation Committee determined, in light of the company’s overall performance in 2015, to apply its discretionary authority to cap the payouts attributable to these metrics at 100%. Combined achievement against performance goals resulted in short-term incentive plan payments that averaged 96% of target for our NEOs excluding Ms. Flaherty, who, in May 2015, determined to resign, effective as of June 26, 2015, as our Chief Legal Officer and did not receive a short-term incentive plan payment.

In 2015, in addition to the cash compensation earned by our NEOs, we made a grant of equity comprised of restricted stock awards and performance-based restricted stock. For each NEO other than Ms. Flaherty, who resigned in 2015, the restricted stock awards vested as to 25% of the award on March 1, 2016 and then vest quarterly over the following three years. The performance-based restricted stock is based on the company’s achievement of contract backlog, net of deferred services revenue on a constant currency basis. For each NEO other than Ms. Flaherty, the performance-based restricted stock vested as to 25% of the award on March 29, 2016, which was the later of March 1, 2016 or the date of certification of the performance condition, and then vest quarterly, on the first day of the last month of each quarter, over the following three years. In 2016, in connection with the annual review of our executive officers’ individual performance, our Compensation Committee approved additional equity incentive awards for our NEOs other than Ms. Flaherty, which begin vesting in 2017 and are comprised of both restricted stock awards and performance-based restricted stock, which will vest based on the company’s level of achievement against performance targets for contract backlog, net of deferred services revenue on a constant currency basis.

Key Features of our Executive Compensation Program. The Compensation Committee believes that the compensation programs outlined in this CD&A reflect the contributions of our NEOs to the company’s success and are informed by a review of competitive market practice. Other notable aspects of our executive compensation practices include the following:

•	Executive compensation decisions are made by our Compensation Committee.
•	An independent executive compensation consultant has been retained by the Compensation Committee to provide objective advice.
•

We conduct a compensation risk assessment when implementing compensation programs and do not believe that there is a reasonable likelihood that our compensation programs present significant risk to the company.

•	We have stock ownership guidelines that align our executives’ interests with those of our stockholders.
•	Our policies prohibit short sales of our securities or entering into hedging, puts, calls and other derivative transactions with respect to our securities.
•	We offer modest severance benefits and change of control benefits, and do not provide gross-ups on change of control severance agreements.

Compensation Objectives and Philosophy

Our compensation programs are designed to attract and retain qualified and talented executives, motivating them to achieve our business goals and rewarding them for superior short- and long-term performance. In particular, the primary objectives of our Compensation Committee with respect to executive compensation are to:

•	ensure executive compensation is aligned with our operational and financial performance targets;
•	focus on strategy and long-term performance by providing a portion of executives’ compensation through programs linked to our long-term success;
•	attract executive talent and retain those executives who have demonstrated superior talent and performance and whose continued employment is vital to our success and growth;
•	ensure that total compensation is fair, reasonable and competitive; and
•	align the interests of our executives with those of our stockholders in order to attain our ultimate objective of increasing stockholder value.

Elements of Executive Compensation and Relationship to Performance

In 2015, our executive compensation program was comprised of three key elements:

•	base salary;
•	short-term incentives, which are comprised of annual bonuses; and
•

equity incentive compensation, which is subject to multi-year vesting based on continued service and/or performance targets and is in the form of restricted stock awards and performance-based restricted stock awards, the value of which depends on the performance of our common stock price and, in the case of the performance-based restricted stock awards, the company’s performance against specified financial metrics.

Our executive compensation program in 2016 includes the same three elements.

Our Compensation Committee assesses the performance of our executives based in part on specific measures and targets established by the Compensation Committee and our Board, typically in the first quarter of the year. However, compensation decisions are not driven entirely by financial performance assessments.

For executive officers other than our President and Chief Executive Officer, our Compensation Committee has sought and considered input from our President and Chief Executive Officer regarding such executive officers’ responsibilities, performance and compensation. Specifically, our President and Chief Executive Officer provides input and recommendations regarding base salary adjustments, if any, bonus targets for performance-based bonuses, equity award levels and the short-term and long-term financial and non-financial performance goals that are used throughout our compensation program, and advises our Compensation Committee regarding the compensation program’s ability to attract, retain and motivate executive talent. Our Compensation Committee views each component of executive compensation as related but distinct, and reviews the total compensation of our NEOs to ensure that our overall compensation objectives are met. Our Compensation Committee has the discretion to materially increase or decrease the compensation amounts recommended by our President and Chief Executive Officer. Our President and Chief Executive Officer does not participate in Compensation Committee or Board discussions regarding his own compensation.

Determining and Setting Executive Compensation

Compensation for our NEOs historically has been individualized and has been based on a variety of factors, including, in addition to the factors listed above, our financial condition, the executive’s experience, position, changes in responsibilities, tenure and contributions, our Compensation Committee’s evaluation of the competitive market based on the experience of its members with other companies, published compensation survey data and our Compensation Committee’s review of compensation data for our peer group, as described below, and the compensation levels of our other executive officers. Our Compensation Committee reviews the performance of each NEO on an annual basis and, based on this review, the recommendation of our President and Chief Executive Officer for NEOs other than the President and Chief Executive Officer, the advice of the independent compensation consultant, and the other factors described above, sets the executive’s compensation package for the coming year. Typically, this review is undertaken in the first quarter of the year.

Competitive Considerations

In connection with its preparation for evaluation of the compensation of our executive officers in 2015, in the fall of 2014, our Compensation Committee engaged Pearl Meyer & Partners, or Pearl Meyer, an independent compensation consultant, to assist the Compensation Committee in establishing a peer group of public companies comparable to us and to provide data on the compensation practices of, and the compensation paid to executives by, the peer group. For 2015, the peer group companies were selected based primarily on the following criteria:

•	companies in the technology industry whose organizational structure, number of employees and market capitalization are similar, though not necessarily identical, to ours;
•	companies with similar executive positions to ours;
•

companies with similar annual revenues, growth rates with respect to annual revenue and employee population, research and development spending, and market capitalization-to-revenue multiples of potential peers;

•	companies against which we believe we compete for executive talent; and
•	companies based in the United States whose compensation and financial data are publicly available.

This peer group, or our 2015 Peer Group, which we used for benchmarking purposes when assessing 2015 executive compensation levels, was comprised of the following companies:

Bazaarvoice, Inc.	LogMeIn, Inc.	SciQuest, Inc.	Yelp, Inc.
Concur Technologies, Inc.	Marketo, Inc.	SPS Commerce, Inc.	Zillow Group, Inc.
Cornerstone OnDemand, Inc.	Medidata Solutions, Inc.	Tableau Software, Inc.
Jive Software, Inc.	NetSuite, Inc.	Trulia, Inc.

We believe that compensation should be based on job responsibility, company performance, and individual performance, and we strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our compensation objectives. In order to attract and retain highly skilled employees, we must remain competitive with the pay of other employers who compete with us for high caliber talent. For 2015, base salary for our NEOs closely approximated the 60th percentile of comparably positioned executives in the 2015 Peer Group, with the exception of Mr. Ebling who more closely approximated the 25th percentile and Ms. Flaherty who more closely approximated the 75th percentile, while the sum of base salaries and target short-term incentive awards approximated between the 50th and 75th percentile with Mr. Ebling more closely approximating the 25th percentile.

In connection with its preparation for evaluation of the compensation of our executive officers for 2016, in the fall of 2015, our Compensation Committee again engaged Pearl Meyer to assist the Compensation Committee in establishing a peer group of public companies comparable to us and to provide data on the compensation practices of, and the compensation paid to executives by, the peer group. For 2016, these peer group companies were selected based on criteria similar to those used by Pearl Meyer in 2015.

This peer group, or our 2016 Peer Group, is comprised of the following companies:

Benefitfocus, Inc.	HubSpot, Inc.	NetSuite, Inc.	Yelp, Inc.
Cornerstone OnDemand, Inc.	LogMeIn, Inc.	SPS Commerce, Inc.	Zillow Group, Inc.
Ellie Mae, Inc.	Marketo, Inc.	Tableau Software, Inc.
GrubHub, Inc.	Medidata Solutions, Inc.	The Ultimate Software Group, Inc.

Our peer group is subject to change and will be reviewed by our Compensation Committee periodically.

The Compensation Committee reviews the executive compensation practices of companies in the peer group to determine whether our executive officers’ base salary, total annual cash compensation (base salary and short-term incentive pay) and total direct compensation (base salary, non-equity incentive plan compensation and grant date fair value of equity awards) are within a reasonably competitive range. The Compensation Committee uses target percentiles from the peer group as one factor when setting NEO compensation, but also takes into account the experience, performance levels and potential performance levels of the executive officer, challenges facing the company and changes in duties and responsibilities of the executive officer. Our Compensation Committee believes that if an executive officer makes contributions that enable the company to achieve performance that meets goals established by the Compensation Committee, then the executive officer should have the opportunity to receive compensation that is competitive with comparable industry norms. Therefore, the Compensation Committee considers the compensation levels of our executive officers in comparison to the percentiles from survey data for similarly situated executives, but such percentiles do not on their own drive our compensation levels — rather, they are used as a market reference.

Base Salary and How Base Salary is Determined

We use base salaries to recognize the experience, skills, knowledge and responsibilities of our employees, including our executive officers. Base salaries for our NEOs typically are established through an arm’s-length negotiation at the time the executive is hired, taking into account the executive’s qualifications, experience and prior salary. None of our NEOs is currently party to an employment agreement that provides for automatic or scheduled increases in base salary. On an annual basis, our Compensation Committee reviews and evaluates for adjustment the base salaries of our executives based on the scope of the executive’s responsibilities, individual contribution, prior experience and sustained performance. In making decisions regarding salary increases, we may also draw upon the experience of members of our Board with other companies and the peer group compensation data reviewed by the Compensation Committee. Base salaries are also reviewed and adjusted, as deemed appropriate, in the case of promotions or other significant changes in responsibility. No formulaic base salary increases are provided to our NEOs.

In March 2015, our Compensation Committee approved increases in the annual base salaries of Messrs. Whitcomb and Goyal and Ms. Flaherty to better align their annual salaries with our compensation philosophy. In March 2016, our Compensation Committee approved additional increases in the annual base salaries of all of our NEOs, except for Ms. Flaherty, who resigned in 2015, to better align their annual salaries with our compensation philosophy.

The following table sets forth the annual base salaries of our NEOs for 2015 and 2016:

Name and Principal Position	2015 Base Salary	2016 Base Salary
Thomas D. Ebling	$325,000	$340,000
President and Chief Executive Officer
Timothy M. Adams	$315,000	$330,000
Executive Vice President and Chief Financial Officer
Jeffrey G. Barnett	$315,000	$330,000
Executive Vice President and Chief Operating Officer
Wayne R. Whitcomb	$300,000	$315,000
Chief Technology Officer
Rohit Goyal	$280,000	$290,000
Senior Vice President of Engineering
Sheila M. Flaherty	$300,000	$—
Former Chief Legal Officer

Short-Term Incentive Pay and How Short-Term Incentive Pay is Determined

Short-Term Incentives (Annual Cash Bonuses). Our short-term incentive program is intended to motivate our NEOs to achieve our company goals as well as reward their individual performance. We provide such short-term incentives through an incentive compensation plan. Each of Messrs. Ebling, Adams, Barnett, Whitcomb and Goyal participates in, and, prior to her resignation, Ms. Flaherty participated in, an incentive compensation plan, under which bonuses may be earned upon achievement of specified company and individual performance goals. Our incentive compensation plan is treated as “non-equity incentive plan compensation” for purposes of the Summary Compensation Table and Grants of Plan-Based Awards Table below.

2015 Incentive Compensation Plan. In March 2015, our Compensation Committee established an incentive compensation plan for Messrs. Ebling, Adams, Barnett, Whitcomb and Goyal and Ms. Flaherty for 2015, which we refer to as the 2015 executive short-term incentive program, pursuant to which 10% of the cash bonus was based on individual performance and 90% of the cash bonus was based on corporate performance, with 45% of the aggregate amount based on the achievement of specified corporate thresholds and targets tied to non-GAAP adjusted EBITDA and renewal dollar percentage and 45% of the aggregate amount based on company performance at the discretion of the Compensation Committee. The specific metrics and weighting of the non-discretionary corporate performance portion of the 2015 executive short-term incentive program, on which 45% of the annual cash bonus was based, are as follows:

•	27% of the aggregate bonus is based upon non-GAAP adjusted EBITDA; and
•	18% of the aggregate bonus is based on renewal dollar percentage.

No bonus payout for a particular corporate performance metric could be earned unless the performance threshold for that metric was met. Target bonus amounts represent the potential bonus payments which Messrs. Ebling, Adams, Barnett, Whitcomb and Goyal and Ms. Flaherty were eligible to receive if we met our performance target with respect to each corporate performance metric; each NEO could receive a full payout based on his or her individual performance and if our Compensation Committee determined to award in full the discretionary portion of the annual bonus. To the extent that our actual performance exceeded the corporate performance target with respect to a particular performance metric, the target bonus payout for that component could be increased by up to 50%. Our Compensation Committee designed the 2015 targets to require significant individual effort and company operational success. Individual performance was reviewed based on the particular area of expertise of the executive officer and his or her performance relative to external forces and overall individual effort. Our Compensation Committee worked with our President and Chief Executive Officer to develop and approve the corporate performance goals.

The following table shows the 2015 target bonus amounts as a percentage of base salary for which each of Messrs. Ebling, Adams, Barnett, Whitcomb and Goyal and Ms. Flaherty was eligible. For 2015, our Compensation Committee and our Board increased the target bonus as a percentage of base salary for Mr. Whitcomb relative to 2014 in order to provide a greater incentive to him to achieve the 2015 performance targets. In making this decision, the Compensation Committee and our Board determined that incentive compensation increases for Mr. Whitcomb would be appropriate to provide him with additional incentives and further align his interests with those of our stockholders.

Name and Principal Position	2015 Target Bonus as a Percentage of Base Salary	2015 Target Bonus Amount
Thomas D. Ebling	123%	$400,000
President and Chief Executive Officer
Timothy M. Adams	90%	$285,000
Executive Vice President and Chief Financial Officer
Jeffrey G. Barnett	100%	$315,000
Executive Vice President and Chief Operating Officer
Wayne R. Whitcomb	50%	$150,000
Chief Technology Officer
Rohit Goyal	38%	$105,000
Senior Vice President of Engineering
Sheila M. Flaherty	40%	$120,000
Former Chief Legal Officer

The table below sets forth the 2015 corporate performance objectives that accounted for 45% of bonus opportunity and, with respect to each objective, the relative weighting, the performance and threshold targets, our actual achievement during 2015 and the weighted achievement percentage.

2015 Performance Objectives	Relative Weighting	Performance Target (for 100% payout)	Threshold Target	2015 Actual Achievement	Percentage Payout
Non-GAAP Adjusted EBITDA	27%	$13.5 million	$6.75 million	$18.6 million	100%	*
Renewal dollar percentage	18%	140%	125%	170%	100%	*

 *Although the company exceeded the performance objectives for non-GAAP adjusted EBITDA and renewal dollar percentage, the Compensation Committee determined, in light of the company’s overall performance in 2015, to apply its discretionary authority to cap the payouts attributable to these metrics at 100%.

The 2015 executive short-term incentive program also included a discretionary component based on company performance with a relative weighting of 45%. The weighted achievement percentage with respect to the discretionary component was 91%. Factors considered in making this decision include achievement of business objectives such as new bookings, renewal rate, non-GAAP adjusted EBITDA and successful integration of acquisitions. In addition to the corporate performance metrics described above, the Compensation Committee considered the achievement by the executive officers of individual objectives, which had a relative weighting of 10%.

Mr. Ebling’s individual objectives included the achievement of specified thresholds of subscription revenue, average contract value, non-GAAP adjusted EBITDA and renewal rates as well as business objectives related to large enterprise accounts, digital store solutions, data and content, order management, integration of acquisitions, the Japanese market, customer satisfaction and a unified commerce platform vision. The Compensation Committee determined that Mr. Ebling achieved 90% of his individual objectives for 2015.

Mr. Adams’s individual objectives included business objectives related to financial reporting, integration of acquisitions, research coverage, budgeting, international expansion, office space and networking and development environments. The Compensation Committee determined that Mr. Adams achieved 100% of his individual objectives for 2015.

Mr. Barnett’s individual objectives included business objectives related to market perception, acceptance and expansion, specified sales and retail practice thresholds, and services and support. The Compensation Committee determined that Mr. Barnett achieved 90% of his individual objectives for 2015.

Mr. Whitcomb’s individual objectives included maintaining historical service level availability thresholds, minimizing outage risks, strengthening security initiatives, growing and developing our organization and enabling our technology strategy. The Compensation Committee determined that Mr. Whitcomb achieved 100% of his individual objectives for 2015.

Mr. Goyal’s individual objectives included the achievement of business objectives related to quality, team efficiency, collaboration and alignment, product initiatives, architectural initiatives, innovation, scaling the organization, building the team and integration of acquisitions. The Compensation Committee determined that Mr. Goyal achieved 100% of his individual objectives for 2015.

The following table sets forth the target bonus amount and the actual bonus paid to each of Messrs. Ebling, Adams, Barnett, Whitcomb and Goyal and Ms. Flaherty under the 2015 executive short-term incentive program:

Name and Principal Position	2015 Target Bonus Amount	2015 Actual Bonus Amount
Thomas D. Ebling	$400,000	$380,160
President and Chief Executive Officer
Timothy M. Adams	$285,000	$273,714
Executive Vice President and Chief Financial Officer
Jeffrey G. Barnett	$315,000	$299,376
Executive Vice President and Chief Operating Officer
Wayne R. Whitcomb	$150,000	$144,060
Chief Technology Officer
Rohit Goyal	$105,000	$100,842
Senior Vice President of Engineering
Sheila M. Flaherty	$120,000	—
Former Chief Legal Officer

2016 Incentive Compensation Plan. In March 2016, our Compensation Committee established an incentive compensation plan for Messrs. Ebling, Adams, Barnett Whitcomb and Goyal for 2016, which we refer to as the 2016 executive short-term incentive program, pursuant to which 10% of the cash bonus is based on individual performance and 90% of the cash bonus is based on corporate performance with 36% of the aggregate amount based on the achievement of specified corporate thresholds and targets tied to non-GAAP operating income and renewal dollar percentage and 54% of the aggregate amount based on company performance at the discretion of the Compensation Committee. Non-GAAP operating income is defined as operating income (loss) adjusted for stock-based compensation, contingent compensation expense related to acquisitions and amortization expense related to acquired intangible assets determined.  The specific metrics and weighting of the non-discretionary corporate performance portion of the 2016 executive short-term incentive program, on which 36% of the annual cash bonus is based, are as follows:

•	18% of the aggregate bonus is based upon non-GAAP operating income ; and
•	18% of the aggregate bonus is based on renewal dollar percentage.

No bonus payout for a particular corporate performance metric will be earned unless the performance threshold for that metric is met and the bonus payout will not exceed 100% unless all targets are met. Target bonus amounts represent the potential bonus payments which Messrs. Ebling, Adams, Barnett, Whitcomb and Goyal are eligible to receive if we meet our performance target with respect to each corporate performance metric, each NEO will receive a full payout based on his individual performance and our Compensation Committee determines to award in full the discretionary portion of the annual bonus. To the extent that our actual performance exceeds the corporate performance target with respect to a particular performance metric, the target bonus could be increased by up to 50%. Our Compensation Committee designed the 2016 targets to require significant individual effort and company operational success. Individual performance will be reviewed based on the particular area of expertise of the executive officer and his or her performance relative to external forces and overall individual effort. If performance achievements for corporate goals do not exceed the threshold, no bonus payout for the individual component will be earned. Our Compensation Committee works with our President and Chief Executive Officer to develop and approve the corporate performance goals.

The following table shows the 2016 target bonus amounts as a percentage of base salary for which each of Messrs. Ebling, Adams, Barnett, Whitcomb and Goyal is eligible. For 2016, our Compensation Committee and our Board increased the target bonus as a percentage of salary for Messrs. Ebling, Adams, Whitcomb and Goyal relative to 2015 in order to provide a greater incentive to these executive officers to achieve the 2016 performance targets. In making this decision, the Compensation Committee and our Board determined that incentive compensation increases for certain of these executive officers would be appropriate to provide them with additional incentives and further align their interests with those of our stockholders.

Name and Principal Position	2016 Target Bonus as a Percentage of Base Salary	2016 Target Bonus Amount
Thomas D. Ebling	126%	$430,000
President and Chief Executive Officer
Timothy M. Adams	91%	$300,000
Executive Vice President and Chief Financial Officer
Jeffrey G. Barnett	100%	$330,000
Executive Vice President and Chief Operating Officer
Wayne R. Whitcomb	51%	$160,000
Chief Technology Officer
Rohit Goyal	40%	$115,000
Senior Vice President of Engineering

Long-Term Compensation — Equity Incentives and How Long-Term Incentive Pay is Determined

We use equity incentive compensation to offer long-term incentives to our executives. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives with those of our stockholders. In February 2015, our Compensation Committee approved Stock Ownership Guidelines to further align the interests of our NEOs with the interests of our stockholders and provided executives a five-year period to comply. The Stock Ownership Guidelines require our executives to hold 100% of their shares until they are in compliance with the Stock Ownership Guidelines. Our President and Chief Executive Officer is required to maintain ownership of shares, including unvested restricted stock, at five times his base salary, and each other named executive officer is required to maintain ownership of shares, including unvested restricted stock, at three times his base salary. Each of the currently serving NEOs is in compliance with the minimum ownership requirement under the Stock Ownership Guidelines. Our Insider Trading Policy prohibits short sales of our securities, purchases or sales of puts, calls and other derivative securities based on our securities and purchases of financial instruments (including prepaid variable, forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our securities. In addition, the vesting feature of our equity grants contributes to executive retention by providing an incentive to our executives to remain with us during the vesting period.

Our employees, including our executive officers, are eligible to receive stock-based awards pursuant to our 2012 Stock Incentive Plan, or the 2012 Plan, including stock options, restricted stock awards, performance-based restricted stock awards, restricted stock unit awards, stock appreciation rights and other stock-based equity awards, at the discretion of the Compensation Committee. In determining the size of equity grants to our executives, our Compensation Committee has historically considered our corporate performance, market data, including published compensation survey data and peer group data, the applicable executive’s performance and potential for enhancing the creation of value for our stockholders, the amount of equity previously awarded to the executive and the vesting of such awards, the executive’s position and, in the case of awards to executive officers other than our President and Chief Executive Officer, the recommendation of our President and Chief Executive Officer.

Historically, we have granted stock options, restricted stock and performance-based restricted stock to compensate our NEOs both in the form of initial grants in connection with the commencement of employment and additional discretionary grants by our Board to reward an employee for retention purposes or for other circumstances recommended by management. Typically, after a one-year 25% vesting, the shares underlying the options granted to our executives then vest monthly over the following three years; shares of restricted stock granted to our executives in 2015 vested as to 25% of the award on March 1, 2016 and then vest quarterly over the following three years; and shares of performance-based restricted stock granted to our executives in 2015, which vest based on the company’s achievement of contract backlog, net of deferred services revenue, vested as to 25% of the award on March 29, 2016 and then vest quarterly, on the first day of the last month of each quarter, over the following three years. Vesting of restricted stock and options and exercise rights of options for an executive generally ceases shortly after the termination of the executive’s employment except in the case of death or disability. Prior to the exercise of an option, the option holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights or the right to receive dividends or dividend equivalents.

In 2015, in connection with the annual review of our executive officers’ individual performance and consistent with our compensation philosophy, our Compensation Committee approved annual equity incentive awards for our executive officers. The annual equity incentive awards granted to our NEOs in 2015 are set forth in the table below:

2015 Annual Equity Incentive Awards
Name and Principal Position	Restricted Stock Awards (#)	Performance-based Restricted Stock Awards (#)*
Thomas D. Ebling	15,000	15,000
President and Chief Executive Officer
Timothy M. Adams	5,000	5,000
Executive Vice President and Chief Financial Officer
Jeffrey G. Barnett	10,000	10,000
Executive Vice President and Chief Operating Officer
Wayne R. Whitcomb	10,000	10,000
Chief Technology Officer
Rohit Goyal	5,000	5,000
Senior Vice President of Engineering
Sheila M. Flaherty**	5,000	5,000
Former Chief Legal Officer

*	Based on target performance. To the extent that our actual performance exceeds the performance target, the number of shares could be increased by up to 50%.
**	Upon Ms. Flaherty’s resignation, these awards were forfeited.

In March 2016, in connection with the annual review of our executive officers’ individual performance, our Compensation Committee determined to modify the mix of restricted stock to performance-based restricted stock from 50/50 to 25/75 to tie a greater portion of NEO compensation to the performance of the company. The Compensation Committee approved annual equity incentive awards for our currently serving NEOs as follows: Mr. Ebling: 5,000 shares of restricted stock and 15,000 shares of performance-based restricted stock; Mr. Adams: 5,750 shares of restricted stock and 17,250 shares of performance-based restricted stock; Mr. Barnett: 6,750 shares of restricted stock and 20,250 shares of performance-based restricted stock; Mr. Whitcomb: 5,000 shares of restricted stock and 15,000 shares of performance-based restricted stock; and Mr. Goyal: 4,250 shares of restricted stock and 12,750 shares of performance-based restricted stock. The restricted stock awards vest as to 25% of the award on March 1, 2017 and then quarterly, on the first day of the last month of each quarter, thereafter over the following three years. The performance-based restricted stock is based on the company’s level of achievement of contract backlog, net of deferred services revenue on a constant currency basis. No performance-based restricted stock will be earned unless the performance threshold is met. To the extent that our actual performance exceeds the performance target, the number of shares could be increased by up to 50%. If the performance threshold is met, the performance-based restricted stock awards vest as to 25% of the award on the later of March 1, 2017 or the date of certification of the performance condition, which will occur on or before March 31, 2017, and then quarterly, on the first day of the last month of each quarter, thereafter over the following three years.

Benefits and Other Compensation

We maintain broad-based benefits that our employees, including our NEOs, are eligible to participate in, such as a 401(k) retirement plan, flexible spending accounts, medical, dental, life and accidental death insurance policies and long-term and short-term disability plans and paid time off. We also periodically provide snacks and meals to employees in our offices. Our NEOs receive these benefits on the same basis as our other full-time U.S. employees. Offering these benefits serves to attract and retain employees, including our NEOs. We anticipate that we will periodically review our employee benefits programs in order to ensure that they continue to serve these purposes and remain competitive. Effective January 1, 2016, the company began an employer match in connection with our 401(k) plan. We do not provide any retirement benefits separate from the 401(k) plan.

Perquisites. We do not currently offer any reportable perquisites to our executive officers.

Compensation Committee Consultant

In 2014, our Compensation Committee retained Pearl Meyer, an independent compensation consultant, to assist it with updating our peer group for competitive analysis and conducting a market total compensation review for our executive officers for 2015 and reviewing this Compensation Discussion and Analysis disclosure. In 2015, our Compensation Committee again retained Pearl Meyer to assist it with updating our peer group for competitive analysis and conducting a market total compensation review for our executive officers for 2016 and reviewing the Compensation Discussion and Analysis disclosure to be included in our 2017 proxy statement. Pearl Meyer reports directly to our Compensation Committee and does not provide any other services to us. The Compensation Committee is directly responsible for the appointment and oversight of any compensation consultants and other advisors it retains.

Our Compensation Committee has assessed the independence of Pearl Meyer and whether its work raised any conflicts of interest, taking into consideration the independence factors set forth in the NYSE listing standards and SEC rules. Based on that assessment, our Compensation Committee determined that Pearl Meyer was independent and its work did not raise any conflicts of interest.

Stockholder Say-on-Pay Vote

At our 2015 Annual Meeting of Stockholders, we conducted an advisory vote on executive compensation. Approximately 85% of the votes cast were voted “FOR” approval of our executive compensation program discussed and disclosed in the Compensation Discussion and Analysis section, compensation tables and narrative discussion of our 2015 proxy statement. The Compensation Committee considered the results of this advisory vote, together with the other factors and data discussed in this proxy statement, in determining executive compensation decisions and policies and believes the result affirms stockholders’ support of our approach to and structure of executive compensation. The Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for our NEOs.

Accounting and Tax Considerations

Based on the limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, a public company generally cannot deduct compensation paid to its chief executive officer and each of its three other most highly compensated officers (other than its chief financial officer) to the extent the compensation exceeds $1,000,000 per person in any fiscal year. Certain compensation, including “qualified performance-based compensation,” as defined under Section 162(m), is not subject to the deduction limit if certain requirements are met. While we cannot predict how the Section 162(m) deductibility limit may affect our compensation program in future years, we intend to maintain an approach to executive compensation that strongly links pay to performance. In addition, although we have not adopted a formal policy regarding tax deductibility of compensation paid to our NEOs, we intend to consider tax deductibility under Section 162(m) as one factor in our compensation decisions.

We have not provided our executives or directors with any gross-up or other reimbursement for taxes that these individuals might pay pursuant to parachute taxes or the special taxes on deferred compensation arrangements under, respectively, Sections 4999 and 409A of the Code.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors of Demandware, Inc.

Jitendra Saxena (Chair)

Linda M. Crawford

Leonard A. Schlesinger

Summary Compensation

The following table sets forth information regarding the compensation we paid to, or accrued for, our NEOs during the years indicated.

Summary Compensation Table

							Non-Equity
				Stock		Option	Incentive Plan		All Other
		Salary	Bonus	Awards		Awards	Compensation		Compensation		Total
Name and Principal Position	Year	($)	($)	($)(1)		($)(1)	($)(2)		($)		($)
Thomas D. Ebling	2015	325,000	—	1,827,000		—	380,160		—		2,532,160
President and Chief Executive	2014	325,000	—	2,198,240		—	513,400		—		3,036,640
Officer (Principal Executive	2013	325,000	—	1,620,480		—	496,500		—		2,441,980
Officer)
Timothy M. Adams(3)	2015	315,000	—	609,000		—	273,714		—		1,197,714
Executive Vice President and	2014	183,750	—	2,937,000		1,156,018	213,382	(4)	—		4,490,150
Chief Financial Officer
(Principal Financial Officer)
Jeffrey G. Barnett	2015	315,000	—	1,218,000		—	299,376		—		1,832,376
Executive Vice President and	2014	315,000	—	1,511,290		—	404,303		—		2,230,593
Chief Operating Officer	2013	300,000	—	945,280		—	402,000		—		1,647,280
Wayne R. Whitcomb	2015	300,000	—	1,218,000		—	144,060		—		1,662,060
Chief Technology Officer	2014	275,000	—	1,511,290		—	141,185		—		1,927,475
	2013	235,000	—	573,920		—	112,518		—		921,438
Rohit Goyal(5)	2015	280,000		609,000			100,842		—		989,842
Senior Vice President of Engineering
Sheila M. Flaherty(6)	2015	300,000	—	609,000	(7)	—	—		1,200	(8)	910,200
Former Chief Legal Officer	2014	285,000	—	675,990		—	147,603		2,400	(8)	1,110,993

(1)

These amounts represent the aggregate grant date fair value of awards for 2015, 2014 and 2013, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. See Note 2 and Note 13 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015 regarding assumptions underlying the valuation of equity awards. To see the value actually received by our NEOs in 2015, see the table titled “Option Exercises and Stock Vested During 2015” on page 32. For performance-based restricted stock awards, the reported fair value is the value at the grant date based upon the target, which is the assumed probable outcome of such conditions. For 2015, the following amounts represent the grant date fair value of such performance-based restricted stock awards assuming achievement of maximum payout: Mr. Ebling — $1,370,250, Mr. Adams — $456,750, Mr. Barnett — $913,500, Mr. Whitcomb — $913,500, Mr. Goyal — $456,750 and Ms. Flaherty — $456,750.

(2)	Reflects cash bonus awards earned under our 2015, 2014 and 2013 incentive compensation plans.
(3)	Mr. Adams joined our company as Executive Vice President and Chief Financial Officer on June 2, 2014.
(4)

Pursuant to Mr. Adams’ employment agreement, Mr. Adams was eligible to receive an annual bonus of up to $285,000 under the 2014 executive short-term incentive program, which was pro-rated for the amount of time Mr. Adams was employed by us.

(5)

Mr. Goyal was determined to be a NEO for purposes of this proxy statement and was not determined to be a NEO in 2014 or 2013. Therefore, the Summary Compensation Table includes only compensation information for Mr. Goyal for 2015.

(6)

Ms. Flaherty was determined to be a NEO for purposes of this proxy statement and our 2015 proxy statement, and was not determined to be a NEO in 2013. Therefore, the Summary Compensation Table includes only compensation information for Ms. Flaherty for 2015 and 2014. In May 2015, Ms. Flaherty determined to resign, effective as of June 26, 2015, as our Chief Legal Officer.

(7)	Upon Ms. Flaherty’s resignation, 27,125 shares of restricted stock and 5,000 shares of performance-based restricted stock were forfeited.
(8)	Represents cash payment in lieu of medical benefits.

Grants of Plan-Based Awards in 2015

The following table sets forth information concerning awards made to our NEOs under our equity and non-equity incentive plans during the year ended December 31, 2015:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)(2)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(4)	Awards ($)(5)
Thomas D. Ebling	3/31/2015							15,000	913,500
	3/31/2015				—	15,000	22,500		913,500
	3/31/2015	225,200	400,000	590,000
Timothy M. Adams	3/31/2015							5,000	304,500
	3/31/2015				—	5,000	7,500		304,500
	3/31/2015	160,455	285,000	420,735
Jeffrey G. Barnett	3/31/2015							10,000	609,000
	3/31/2015				—	10,000	15,000		609,000
	3/31/2015	177,345	315,000	464,625
Wayne R. Whitcomb	3/31/2015							10,000	609,000
	3/31/2015				—	10,000	15,000		609,000
	3/31/2015	84,450	150,000	221,250
Rohit Goyal	3/31/2015							5,000	304,500
	3/31/2015				—	5,000	7,500		304,500
	3/31/2015	59,115	105,000	154,875
Sheila M. Flaherty (6)	3/31/2015							5,000	304,500
	3/31/2015				—	5,000	7,500		304,500
	3/31/2015	67,560	120,000	177,000

(1)

These columns show the potential value of the payout for each NEO under the 2015 executive short-term incentive program as if the threshold, target or maximum goals had been satisfied for the performance measures established for 2015 by the Compensation Committee. Actual bonus payments to NEOs under the 2015 executive short-term incentive program for 2015 performance are shown in the Summary Compensation Table above in the column titled “Non-Equity Incentive Plan Compensation.”

(2)

The threshold amount is based on the minimum amounts payable for performance under the non-GAAP adjusted EBITDA and renewal dollar percentage metrics and the individual objectives. There is no threshold for the discretionary company performance component. No bonus payout for a particular performance metric is earned unless the performance threshold for that metric is met. See Compensation Discussion and Analysis above for additional information relating to the 2015 executive short-term incentive program.

(3)

These columns show the number of shares underlying performance-based restricted stock granted under the 2012 Plan in 2015 that may be earned by Messrs. Ebling, Adams, Barnett, Whitcomb and Goyal and Ms. Flaherty if the threshold, target or maximum performance levels are satisfied. The performance-based restricted stock is based on the company’s level of achievement of contract backlog, net of deferred services revenue on a constant currency basis. No performance-based restricted stock will be earned unless the performance threshold is met. The performance-based restricted stock awards vested as to 25% of the award on March 29, 2016 and then vest quarterly, on the first day of the last month of each quarter, over the following three years. The grant date fair value of performance-based restricted stock granted to NEOs in 2015 is calculated as described in footnote 5 below.

(4)	All the restricted stock awards were granted under the 2012 Plan and vested as to 25% of the award on March 1, 2016 and then vest quarterly thereafter over the following three years.
(5)

These amounts represent the aggregate grant date fair value of awards, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 excluding the impact of estimated forfeitures related to service-based vesting conditions and assume target level of achievement for performance-based awards. See Note 2 and Note 13 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015 regarding assumptions underlying the valuation of equity awards.

(6)

Ms. Flaherty determined to resign effective June 26, 2015 and did not receive a payout under the non-equity incentive plan. Upon Ms. Flaherty’s resignation the awards granted to her under our equity plans during the year ended December 31, 2015 were forfeited.

Outstanding Equity Awards at December 31, 2015

The following table sets forth information regarding equity awards held by each of our NEOs as of December 31, 2015:

	Option Awards(1)				Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Thomas D. Ebling	34,000	—	1.29	12/4/2019
	76,039	—	1.47	6/3/2020
	710,165	—	1.29	2/11/2020
					5,250	283,343
					12,000	647,640
					9,000	485,730
					15,000	809,550
					9,270	500,302
							17,399	939,024
Timothy M. Adams	15,000	25,000	58.74	6/2/2024
					31,250	1,686,563
					5,000	269,850
							5,800	313,026
Jeffrey G. Barnett	113,333	—	1.29	9/29/2019
	66,666	—	3.39	2/21/2021
					4,375	236,119
					7,000	377,790
					6,187	333,912
					10,000	539,700
					6,373	343,951
							11,599	625,998
Wayne R. Whitcomb	33,333	—	3.39	2/21/2021
	33,333	—	1.47	6/3/2020
					3,750	202,388
					4,250	229,373
					6,187	333,912
					10,000	539,700
					6,373	343,951
							11,599	625,998
Rohit Goyal					12,500	674,625
					5,625	303,581
					5,000	269,850
							5,800	313,026
Sheila M. Flaherty	—	—	—	—	—	—	—	—

(1)

Other than the stock options granted to Mr. Adams, the stock options noted above were granted under our 2004 Stock Option and Grant Plan, or 2004 Plan, and, after a vesting of 25% of the options after one year, the remaining options vest monthly over the following three years. The stock options granted to Mr. Adams were granted under our 2012 Plan, and after vesting of 25% of the options after one year, the options vest monthly over the following three years. The table below sets forth the expiration date for each option that corresponds with the grant date of each option listed in the table above.

Grant Date	Expiration Date
9/29/2009	9/29/2019
12/4/2009	12/4/2019
2/11/2010	2/11/2020
6/3/2010	6/3/2020
2/21/2011	2/21/2021
6/2/2014	6/2/2024

(2)

Other than the restricted stock granted in 2014 and 2015, the restricted stock awards granted under the 2012 Plan vest quarterly over four years from the date of the grant. For the restricted stock awards granted in 2014 and 2015 under the 2012 Plan, the awards vest as to 25% of the award after a one-year 25% cliff then quarterly thereafter over the following three years. The performance-based restricted stock awards were granted under the 2012 Plan and vested as to 25% of the award on the date of certification of the performance condition, which occurred on March 29, 2016, and then vest quarterly, on the first day of the last month of each quarter, over the following three years.

(3)	The performance-based restricted stock granted on March 31, 2015 was adjusted based on the achievement of 116% of target.

Option Exercises and Stock Vested During 2015

The following table sets forth information concerning the exercise of stock options and vesting of restricted stock during 2015 for our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)(1)	Value Realized on Vesting($)
Thomas D. Ebling	—	—	47,210	2,771,036
Timothy M. Adams	—	—	18,750	1,096,813
Jeffrey G. Barnett	39,894	2,506,001	34,270	2,010,437
Wayne R. Whitcomb	26,667	1,538,788	29,020	1,705,401
Rohit Goyal	—	—	14,375	844,763
Sheila M. Flaherty	14,649	839,410	10,938	686,963

(1)

The number of shares acquired on vesting of stock awards reflects the gross number of shares vested, including shares that were sold to cover the payment of withholding taxes pursuant to the terms of our 2012 Plan.

Equity Compensation Plan Information

The following table provides information as of December 31, 2015 about the securities authorized for issuance under our equity compensation plans, consisting of our 2004 Plan and our 2012 Plan. All of our equity compensation plans were adopted with the approval of our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights		Weighted Average Exercise Price of Outstanding Options(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders	3,847,934	(2)	$19.19	3,887,916
Equity Compensation Plans Not Approved by Security Holders	—		—	—
Total	3,847,934		$19.19	3,887,916	(3)

(1)

Consists of the weighted average exercise price of the 2,366,793 stock options outstanding on December 31, 2015. The 1,481,141 shares of restricted stock outstanding on December 31, 2015 were issued at a weighted average price of $56.00.

(2)

Consists of 1,389,171 shares to be issued upon exercise of outstanding options under our 2004 Plan as of December 31, 2015, 977,622 shares to be issued upon exercise of outstanding options under our 2012 Plan as of December 31, 2015 and 1,481,141 shares of unvested restricted stock and performance-based restricted stock issuable under the 2012 Plan.

(3)	No further awards will be granted under our 2004 Plan.

Potential Payments Upon Termination or Change of Control

Employment Agreements

Thomas D. Ebling. On February 11, 2010, we entered into an employment agreement with Mr. Ebling. The employment agreement specifies that Mr. Ebling’s employment with us is “at will” and provides for an annual base salary of $275,000 with salary increases at the discretion of the company. Mr. Ebling’s annual base salary is currently $340,000. Under the terms of the employment agreement, Mr. Ebling is eligible to receive annual performance bonuses pursuant to our incentive compensation plan and is generally entitled to participate in executive benefit plans and programs, if any, on the same terms as other similarly situated employees. On August 22, 2011, we amended Mr. Ebling’s employment agreement to provide that if we terminate Mr. Ebling’s employment without “cause” or if Mr. Ebling terminates his employment for “good reason” (each as defined in the agreement), Mr. Ebling will receive continued payments of his base salary for six months following termination. In the event that (i) we or our successor terminate Mr. Ebling’s employment without cause or if Mr. Ebling terminates his employment for good reason and (ii) such termination occurs during the period ending six months following the consummation of a change of control, Mr. Ebling is entitled to receive a lump-sum payment equal to the sum of 12 months’ base salary, a cash bonus equal to 100% of his target annual cash bonus for the year in which the change of control occurs and medical benefits or credits substantially the same as those provided to him at the time of termination for a period of 12 months after termination. In addition, in the event of a change of control, Mr. Ebling is entitled to receive full acceleration of all unvested equity awards. Mr. Ebling must execute a general release of all claims against us in order to receive any severance benefits.

Timothy M. Adams. On April 29, 2014, we entered into an employment agreement with Mr. Adams. The employment agreement specifies that Mr. Adams’ employment with us is “at will” and provides for an initial annual base salary of $315,000 with salary increases at the discretion of the company. Mr. Adams’ annual base salary is currently $330,000. Under the terms of the employment agreement, Mr. Adams is eligible to receive annual performance bonuses pursuant to our incentive compensation plan, and he is generally entitled to participate in executive benefit plans and programs, if any, on the same terms as other similarly situated employees. In accordance with Mr. Adams’ employment agreement, if (i) we or our successor terminate Mr. Adams’ employment without “cause” or if Mr. Adams terminates his employment for “good reason” (each as defined in the agreement) and (ii) the termination occurs during the period ending six months following the consummation of a change of control, Mr. Adams is entitled to receive a payment equal to the sum of 12 months’ base salary payable in accordance with regular payroll procedures over the 12-month period, a cash bonus equal to 100% of his target annual cash bonus for the year in which the change of control occurs payable in a lump sum and medical benefits or credits substantially the same as those provided to him at the time of termination for a period of six months after termination. In addition, in the event of a change of control, Mr. Adams is entitled to receive full acceleration of all unvested equity awards. Mr. Adams must execute a general release of all claims against us in order to receive any severance benefits.

Jeffrey G. Barnett. On October 28, 2005, we entered into an employment agreement with Mr. Barnett. The employment agreement specifies that Mr. Barnett’s employment with us is “at will” and provides for an initial annual base salary of $175,000 with salary increases at the discretion of the company. Mr. Barnett’s annual base salary is currently $330,000. Under the terms of the employment agreement, Mr. Barnett is eligible to receive annual performance bonuses pursuant to our incentive compensation plan, and he is generally entitled to participate in executive benefit plans and programs, if any, on the same terms as other similarly situated employees. On September 15, 2011, we amended Mr. Barnett’s employment agreement to provide that if (i) we or our successor terminate Mr. Barnett’s employment without “cause” or if Mr. Barnett terminates his employment for “good reason” (each as defined in the agreement) and (ii) the termination occurs during the period ending six months following the consummation of a change of control, Mr. Barnett is entitled to receive a lump-sum payment equal to the sum of 12 months’ base salary, a cash bonus equal to 100% of his target annual cash bonus for the year in which the change of control occurs and medical benefits or credits substantially the same as those provided to him at the time of termination for a period of six months after termination. In addition, in the event of a change of control, Mr. Barnett is entitled to receive full acceleration of all unvested equity awards. Mr. Barnett must execute a general release of all claims against us in order to receive any severance benefits.

Wayne R. Whitcomb. On August 4, 2004, we entered into an employment agreement with Mr. Whitcomb. The employment agreement specifies that Mr. Whitcomb’s employment with us is “at will” and provides for an initial annual base salary of $130,000 with salary increases at the discretion of the company. Mr. Whitcomb’s annual base salary is currently $315,000. Under the terms of the employment agreement, Mr. Whitcomb is eligible to receive annual performance bonuses pursuant to our incentive compensation plan and is generally entitled to participate in executive benefit plans and programs, if any, on the same terms as other similarly situated employees. On August 16, 2011, we amended Mr. Whitcomb’s employment agreement to provide that if (i) we or our successor terminate Mr. Whitcomb’s employment without “cause” or if Mr. Whitcomb terminates his employment for “good reason” (each as defined in the agreement) and (ii) the termination occurs during the period ending six months following the consummation of a change of control, Mr. Whitcomb is entitled to receive a lump-sum payment equal to the sum of 12 months’ base salary, a cash bonus equal to 100% of his target annual cash bonus for the year in which the change of control occurs and medical benefits or credits substantially the same as those provided to him at the time of termination for a period of six months after termination. In addition, in the event of a change of control, Mr. Whitcomb is entitled to receive full acceleration of all unvested equity awards. Mr. Whitcomb must execute a general release of all claims against us in order to receive any severance benefits.

Rohit Goyal. On January 3, 2013, we entered into an employment agreement with Mr. Goyal. The employment agreement specifies that Mr. Goyal’s employment with us is “at will” and provides for an initial annual base salary of $220,000 with salary increases at the discretion of the company. Mr. Goyal’s annual base salary is currently $290,000. Under the terms of the employment agreement, Mr. Goyal is eligible to receive annual performance bonuses pursuant to our incentive compensation plan, and he is generally entitled to participate in executive benefit plans and programs, if any, on the same terms as other similarly situated employees. On July 3, 2013, we amended Mr. Goyal’s employment agreement to provide that if (i) we or our successor terminate Mr. Goyal’s employment without “cause” or if Mr. Goyal terminates his employment for “good reason” (each as defined in the agreement) and (ii) the termination occurs during the period ending six months following the consummation of a change of control, Mr. Goyal is entitled to receive a payment equal to the sum of 12 months’ base salary payable in accordance with regular payroll procedures over the 12-month period, a lump-sum cash bonus equal to 100% of his target annual cash bonus for the year in which the change of control occurs and medical benefits or credits substantially the same as those provided to him at the time of termination for a period of six months after termination. In addition, in the event of a change of control, Mr. Goyal is entitled to receive full acceleration of all unvested equity awards. Mr. Goyal must execute a general release of all claims against us in order to receive any severance benefits.

Severance and Change of Control Benefits

Our Board believes that maintaining a stable management team is essential to our long-term success and achievement of our corporate strategies, and is therefore in the best interests of our stockholders. As described above, we have entered into employment agreements with each of our NEOs that provide for base salary, bonuses, employee benefit plan participation, and in certain instances, severance or other payments upon a qualifying termination of employment or a change of control. We believe that it is important to provide certain of our executives with these benefits to secure their continued dedication to their work, notwithstanding the possibility of a termination by us, and to provide them with additional incentives to continue employment with us. The level of benefits and triggering events to receive such benefits were chosen to be broadly consistent with the Compensation Committee’s and our Board’s view of prevailing competitive practices. The severance payment and benefit levels were determined after negotiations with each executive and were evaluated in terms of the overall compensation packages for such executive.

We also recognize the possibility that we may in the future undergo a change of control, and that this possibility and the uncertainty it may cause among our executives may result in their departure or distraction to the detriment of our company and our stockholders. Accordingly, our Board and our Compensation Committee decided to take appropriate steps to encourage the continued attention, dedication and continuity of certain key executives to their assigned duties without the distraction that may arise from the possibility or occurrence of a change of control. As a result, the employment agreements with our NEOs provide benefits in the event of a change of control as described above.

We consider these severance protections to be an important part of our executives’ compensation. These arrangements are consistent with our overall compensation objectives because we believe such arrangements are competitive with arrangements offered to executives by companies with which we compete for executives and are critical to achieve our business objective of management retention. We believe that such severance protections are necessary (i) to retain our executives, (ii) to secure the continued dedication and objectivity of our executives, including in circumstances where the company may undergo a change of control, and (iii) to provide our NEOs with an incentive to continue employment with us and motivate them to maximize our value for the benefit of our stockholders.

Potential Payments Upon a Change of Control

The following table sets forth the benefits payable by us to certain of our NEOs upon a change of control of our company. In the case of the salary, bonus and medical benefits payments listed below, we have assumed that such NEO’s employment is, within six months after the change of control, terminated by us or our successor without “cause” or terminated by such NEO for “good reason” (each as defined in the applicable employment agreement). These amounts are calculated on the assumption that the employment termination and change of control event both took place on December 31, 2015. Amounts below reflect potential payments pursuant to each executive’s employment agreement and pursuant to equity awards granted under the 2004 Plan and under the 2012 Plan.

Name	Salary ($)	Bonus ($)	Medical Benefits ($)	Value of Accelerated Vesting of Equity Awards ($)(1)
Thomas D. Ebling	325,000	400,000	15,694	3,600,878
Timothy M. Adams	315,000	285,000	11,591	2,247,851
Jeffrey G. Barnett	315,000	315,000	11,591	2,414,348
Wayne R. Whitcomb	300,000	150,000	11,591	2,232,199
Rohit Goyal	280,000	105,000	11,591	1,539,494
Sheila M. Flaherty(2)	—	—	—	—

(1)

Amounts calculated based on the aggregate amount by which the fair market value of the common stock subject to unvested equity awards exceeded the aggregate exercise price of the awards as of December 31, 2015, using a per share fair market value equal to $53.97, the closing market price per share of our common stock on December 31, 2015.

(2)	In May 2015, Ms. Flaherty determined to resign, effective as of June 26, 2015, as our Chief Legal Officer.

Potential Payments Upon Termination Apart From a Change of Control

The following table sets forth the benefits that would have been payable by us to Mr. Ebling if his employment had been terminated by us without “cause” on December 31, 2015 or terminated by Mr. Ebling for “good reason” (each as defined in Mr. Ebling’s employment agreement) on December 31, 2015 pursuant to Mr. Ebling’s employment agreement.

Name	Salary ($)
Thomas D. Ebling	162,500

Director Compensation

In 2015, we compensated our directors who were neither employees of our company nor holders (or principals, partners, directors or officers of holders) of more than 5% of our voting securities at the time that compensation was granted or within the past 24 months, whom we refer to as eligible directors, for their service as directors. Accordingly, Mr. Ebling, our President and Chief Executive Officer, and Mr. Barnett, our Executive Vice President and Chief Operating Officer, did not receive any additional compensation for their service as directors. In addition, Mr. Schambach, who continues to hold more than 5% of our outstanding capital stock, and Messrs. Bohn and Skok, each of whom is affiliated or has been affiliated with entities that have held more than 5% of our outstanding capital stock within the past 24 months, did not receive any compensation for their service as directors in 2015.

Our Compensation Committee periodically reviews the compensation of our eligible directors. Our Compensation Committee compares our Board compensation to compensation paid to eligible directors of similarly sized public companies. Our Compensation Committee also considers the responsibilities we ask from our Board members along with the amount of time required to perform those responsibilities.

Cash Compensation

In 2015, our eligible directors were entitled to receive cash fees in consideration of their Board service as follows:

Annual retainer fee for service on our Board	$30,000
Annual retainer fee for Lead Independent Director	$18,000
Additional annual retainer fees for committee service:
Audit Committee Chair	$18,000
Audit Committee Member (other than Chair)	$8,000
Compensation Committee Chair	$10,000
Compensation Committee Member (other than Chair)	$4,000
Nominating and Corporate Governance Committee Chair	$6,000
Nominating and Corporate Governance Committee Member (other than Chair)	$3,000

Our cash compensation for non-employee directors remains the same for 2016. When a director joins the Board or a committee or accepts another Board position between the annual meetings of our stockholders, such director will receive pro-rata cash compensation for the time such director served between annual meetings. Such cash compensation will be paid following the first annual meeting after which the director joined the company.

Equity Compensation

For 2015, each eligible director was entitled to receive an annual restricted stock award under our 2012 Plan, which award vests as to half of the shares on each of the first and second anniversaries of the date of grant. On May 20, 2015, our Board granted to each of Messrs. Kane and Saxena, Dr. Schlesinger and Ms. Granoff a restricted stock award of 2,384 shares.

For 2016, non-employee directors will receive an annual restricted stock award under our 2012 Plan upon the close of market on the date of the Annual Meeting having a value of $150,000 based on the closing price per share of common stock on the date of the Annual Meeting. Ms. Crawford will receive an additional restricted stock award under our 2012 Plan upon the close of market on the date of the Annual Meeting having a value of $50,000 based on the closing price per share of common stock on the date of the Annual Meeting for her service from January 26, 2016 until the Annual Meeting. Each such restricted stock award will vest as to half of the shares on each of the first and second anniversaries of the date of grant.

Each member of our Board is entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending board meetings and meetings for any committee on which he or she serves.

The following table sets forth information regarding the compensation of our eligible directors for their service on our Board in 2015:

Eligible Director Compensation For 2015

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Jill Granoff	44,000	149,954	193,954
Charles F. Kane	48,000	149,954	197,954
Jitendra Saxena	48,000	149,954	197,954
Leonard Schlesinger	55,000	149,954	204,954
Linda Crawford (3)	—	—	—

(1)

The amount reported in this column represents the aggregate grant date fair value of the restricted stock based on the closing stock price on the date of grant computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 2 and Note 13 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015 regarding assumptions regarding valuation of equity awards.

(2)

As of December 31, 2015, our eligible directors held the following aggregate number of shares under outstanding stock options (representing unexercised option awards — both exercisable and unexercisable) and unvested stock awards:

Name	Aggregate Number of Shares Underlying Option Awards	Aggregate Number of Shares Underlying Stock Awards
Jill Granoff	35,472	3,871
Charles F. Kane	12,280	3,871
Jitendra Saxena	65,472	3,871
Leonard Schlesinger	—	4,863
Linda Crawford (3)	—	—

(3)	Linda Crawford became a member of our Board on January 26, 2016.

OWNERSHIP OF OUR COMMON STOCK

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of February 29, 2016, with respect to the beneficial ownership of our common stock by:

•	each of our directors and director nominees,
•	each of our NEOs,
•	all of our directors, director nominees and executive officers as a group, and
•	each person or group of affiliated persons we know to beneficially own 5% or more of the outstanding shares of our common stock.

The number of shares of common stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the SEC and includes voting or investment power with respect to shares of our common stock. The information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership.

Name of Beneficial Owner(1)	Number of Shares Owned	+	Number of Shares Acquirable Within 60 Days(2)	=	Total Beneficial Ownership	Percentage of Common Stock Beneficially Owned(3)
Executive Officers and Directors
Thomas D. Ebling(4)	425,594		820,204		1,245,798	3.23%
Timothy M. Adams	51,831		17,500		69,331	*
Jeffrey G. Barnett	44,710		179,999		224,709	*
Wayne R. Whitcomb	116,679		66,666		183,345	*
Rohit Goyal	28,125		—		28,125	*
Sheila M. Flaherty	21,000		—		21,000	*
Linda M. Crawford	—		—		—	*
Jill Granoff	14,039		35,472		49,511	*
Charles F. Kane	12,685		12,280		24,965	*
Jitendra Saxena	29,673		65,472		95,145	*
Leonard Schlesinger	7,343		—		7,343	*
All executive officers and directors as a group (11 persons)	747,244		1,201,760		1,949,004	5.01%
5% Holders
Capital World Investors(5)	4,609,356		—		4,609,356	12.21%
FMR LLC(6)	5,581,518		—		5,581,518	14.79%
Franklin Resources, Inc.(7)	2,000,467		—		2,000,467	5.30%
Stephan Schambach(8)	2,718,794		—		2,718,794	7.20%
The Vanguard Group(9)	2,346,963		—		2,346,963	6.22%

*	Less than one percent.
(1)	Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Demandware, Inc., 5 Wall Street, Burlington, Massachusetts 01803 USA.
(2)	For purposes of calculating beneficial ownership for this table, shares underlying options that will vest within 60 days after February 29, 2016 are deemed outstanding.
(3)

Percentage of beneficial ownership is based on 37,738,993 shares of our common stock outstanding as of February 29, 2016. Shares of common stock subject to options currently exercisable, or exercisable within 60 days of February 29, 2016, are deemed outstanding for computing the percentage of the common stock beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person.

(4)	Includes 257,524 shares held by Mr. Ebling’s spouse.

(5)

Capital World Investors, a division of Capital Research and Management Company (“CRMC”), is deemed to be the beneficial owner of 4,609,356 shares as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. CRMC manages equity assets for various investment companies through three divisions, Capital Research Global Investors, Capital International Investors and Capital World Investors. These divisions generally function separately from each other with respect to investment research activities and make investment decisions and proxy voting decisions for the investment companies on a separate basis. One or more clients of Capital World Investors has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. Capital Word Investors does not own any shares for its own account. Rather, the shares are owned by accounts under the discretionary investment management of Capital World Investors. Capital World Investors holds more than 5% of the outstanding common stock on behalf of SMALL CAP World Fund, Inc. The address of Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071. We obtained information regarding beneficial ownership of these shares solely from Amendment No. 3 to Schedule 13G that was filed by Capital World Investors with the SEC on February 12, 2016.

(6)

Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock. No one person’s interest in the common stock is more than 5% of the total outstanding common stock. Includes shares held by certain subsidiaries of FMR LLC. FMR Co., Inc. beneficially owns 5% or greater of the outstanding shares being reported. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. FMR LLC reports that it holds sole voting power with respect to 454,943 shares and sole dispositive power with respect to 5,581,518 shares. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210. We obtained information regarding beneficial ownership of these shares solely from Amendment 1 to Schedule 13G that was filed by FMR LLC with the SEC on March 10, 2016.

(7)

The securities are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries (each, an “Investment Management Subsidiary” and, collectively, the “Investment Management Subsidiaries”) of Franklin Resources Inc. (“FRI”). When an investment management contract (including a sub-advisory agreement) delegates to an Investment Management Subsidiary investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats the Investment Management Subsidiary as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, each Investment Management Subsidiary reports that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement. As a result, the Investment Management Subsidiaries may be deemed to be the beneficial owners of the securities reported. The voting and investment powers held by Franklin Mutual Advisers, LLC (“FMA”), an indirect wholly-owned Investment Management Subsidiary, are exercised independently from FRI and from all other Investment Management Subsidiaries (FRI, its affiliates and the Investment Management Subsidiaries other than FMA are collectively, “FRI Affiliates”). Furthermore, internal policies and procedures of FMA and FRI establish informational barriers that prevent the flow between FMA and the FRI affiliates of information that relates to the voting and investment powers over the securities owned by their respective management clients. Consequently, FMA and FRI affiliates report the securities over which they hold investment and voting power separately from each other. Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Shareholders”) each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. FRI and the Principal Shareholders may be deemed to be the beneficial owners of securities held by persons and entities for whom or for which FRI subsidiaries provide investment management services. FRI, the Principal Shareholders and each of the Investment Management Subsidiaries disclaim any pecuniary interest in any of the securities and disclaim that they are the beneficial owners of such securities. FRI reports that Franklin Advisers, Inc. holds sole voting power with respect to 1,983,367 shares and holds sole dispositive power with respect to 1,983,367 shares and Fiduciary Trust Company International holds sole voting and dispositive power with respect to 17,100 shares. The address of FRI is One Franklin Parkway, San Mateo, CA 94403. We obtained information regarding beneficial ownership of these shares solely from Amendment No. 1 to Schedule 13G that was filed by FRI with the SEC on February 9, 2016.

(8)

The address of Stephan Schambach is 745 Atlantic Avenue, Boston, MA 02111. We obtained information regarding beneficial ownership of these shares solely from Amendment No. 1 to Schedule 13G that was filed by Stephan Schambach with the SEC on February 12, 2016.

(9)

Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 71,528 shares or .18% of the common stock outstanding as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 3,800 shares or .01% of the Common Stock as a result of its serving as investment manager of Australian investment offerings. The Vanguard Group reports that it holds sole voting power with respect to 73,328 shares, shared voting power with respect to 2,000 shares, sole dispositive power with respect to 2,273,435 shares and shared dispositive power with respect to 73,528 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. We obtained information regarding beneficial ownership of these shares solely from Amendment No. 1 to Schedule 13G that was filed by The Vanguard Group with the SEC on February 11, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of ownership and changes of ownership with the SEC on Forms 3, 4 and 5. Based solely on our review of reports that reporting persons have filed with the SEC and furnished to us and written representations that no other reports were required, we believe that during 2015, our directors, executive officers and beneficial owners of more than 10% of our common stock timely complied with all applicable filing requirements.

PROPOSAL 1

ELECTION OF DIRECTORS

Our certificate of incorporation provides for a classified Board. This means our Board is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of the stockholders.

Our Board currently consists of seven members, divided into three classes as follows:

•	Class I is comprised of Thomas D. Ebling, Jitendra Saxena and Leonard Schlesinger, each with a term ending at the Annual Meeting;
•	Class II is comprised of Jeffrey G. Barnett and Charles F. Kane, each with a term ending at the 2017 Annual Meeting; and
•	Class III is comprised of Linda M. Crawford and Jill Granoff, each with a term ending at the 2018 Annual Meeting.

At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Messrs. Ebling and Saxena and Dr. Schlesinger are current directors whose terms expire at the Annual Meeting. Messrs. Ebling and Saxena and Dr. Schlesinger are each nominated for election as a Class I director, with a term ending in 2019.

Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of each of the nominees identified above to a three-year term ending in 2019, each such nominee to hold office until his successor has been duly elected and qualified. Each of the nominees has indicated his willingness to serve on our Board, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our Board. We do not contemplate that any of the nominees will be unable to serve if elected.

A plurality of the combined voting power of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each nominee as a director.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THOMAS D. EBLING, JITENDRA SAXENA AND LEONARD SCHLESINGER AS CLASS I DIRECTORS.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Consistent with the preference expressed by our stockholders at our 2013 Annual Meeting of Stockholders, we have determined to hold an advisory vote on executive compensation annually. Our next shareholder “say-on-frequency” vote is scheduled to occur at our 2019 Annual Meeting of Stockholders.

We encourage stockholders to read closely the “Executive and Director Compensation and Related Matters” section of this proxy statement beginning with the “Compensation Discussion and Analysis” on page 19, which describes in detail our executive compensation programs and the decisions made by our Compensation Committee and our Board with respect to the year ended December 31, 2015.

As we describe in the “Compensation Discussion and Analysis,” we maintain simple executive compensation programs that consist almost entirely of base salary, an annual cash incentive bonus and annual equity awards. These elements of compensation have been selected by our Compensation Committee because the committee believes that they effectively achieve the fundamental goals of our compensation program, which are to attract, motivate and retain qualified and talented executives who are critical to our success, motivating them to achieve our business goals and rewarding them for superior short- and long-term performance. The objective of our Compensation Committee is to ensure that our compensation programs are aligned with the interests of our stockholders and our business goals in order to attain our ultimate objective of increasing stockholder value. We believe that, consistent with these objectives, the total compensation paid to each of our named executive officers is fair, reasonable and competitive. Further, we believe our programs do not encourage excessive risk-taking by management.

With very limited exceptions, we do not provide any compensation or benefit plans to executive officers that are not also available to other employees. We differentiate among executive officers primarily based on size of annual cash incentive awards and annual equity awards and, to a lesser extent, base salary. Annual compensation decisions for executive officers are made by our Compensation Committee based on the achievement of specified corporate performance goals as well as individual performance goals as described in the “Compensation Discussion and Analysis.”

Our Board is asking stockholders to approve, on a non-binding advisory basis, the following resolution:

RESOLVED, that the compensation paid to the named executive officers of Demandware, Inc., as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the proxy statement of Demandware, Inc., is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our Board (or any committee thereof). However, our Compensation Committee and Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY VOTING “FOR” PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has appointed the firm of Deloitte & Touche LLP, or Deloitte, an independent registered public accounting firm, to audit our books, records and accounts for the year ending December 31, 2016. This appointment is being presented to the stockholders for ratification at the Annual Meeting.

Deloitte has no direct or indirect material financial interest in our company or our subsidiaries. Representatives of Deloitte are expected to be present at the Annual Meeting and will be given the opportunity to make a statement on the firm’s behalf if they so desire. The representatives also will be available to respond to appropriate questions.

Deloitte was our independent registered public accounting firm for 2015 and 2014. A summary of the fees for which Deloitte has invoiced us during 2015 and 2014 follows:

Nature of Service	2015 Fees	2014 Fees
Audit Fees(1)	$1,457,770	$1,412,607
Audit-Related Fees(2)	$267,335	$89,893
Tax Fees(3)	$368,163	$143,329
All Other Fees(4)	$11,262	$20,552
Total:	$2,104,530	$1,666,381

(1)

The “Audit Fees” represent fees for the respective year for professional services for the audit of our annual financial statements and the audit of the effectiveness of our internal control over financial reporting, the review of financial statements included in our quarterly financial statements and audit services provided in connection with other statutory or regulatory requirements. The Audit Committee pre-approved 100% of the “Audit Fees” in 2015 and 2014.

(2)

The “Audit-Related Fees” consist of fees for assurance and related services, including due diligence services that were reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees” and due diligence services related to acquisitions. The Audit Committee pre-approved 100% of the “Audit-Related Fees” in 2015 and 2014.

(3)

The “Tax Fees” include our payments to Deloitte in 2015 and 2014 for their consultation on various income tax planning, tax advice and compliance matters, including federal, state and international tax compliance and tax return preparation, as well as research and development tax credit studies. The Audit Committee pre-approved 100% of the “Tax Fees” in 2015 and 2014.

(4)

The “All Other Fees” consist of fees for products and services (other than the services disclosed under “Audit Fees,” “Audit-Related Fees” and “Tax Fees”), including professional fees related to VAT recovery options and fees paid for a subscription to an accounting research database. The Audit Committee pre-approved 100% of the “All Other Fees” in 2015 and 2014.

The Audit Committee determined that the provision of the non-audit services by Deloitte described above is compatible with maintaining Deloitte’s independence.

The Audit Committee as a whole, or through its Chair, approves in advance all audit and non-audit services (including fees) to be provided by our independent registered public accounting firm. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve non-audit services not prohibited by law to be performed by Deloitte and associated fees up to a maximum of $125,000, provided that the Chair of the Audit Committee reports any decisions to pre-approve such services and fees to the full Audit Committee at its next regular meeting.

Proxies solicited by management will be voted for the ratification unless stockholders specify otherwise. Ratification by the stockholders is not required. Although we are not required to submit the appointment of Deloitte to a vote of the stockholders, our Board continues to believe it is appropriate as a matter of policy to request that the stockholders ratify the appointment of Deloitte as our independent registered public accounting firm. As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our Board (or any committee thereof). However, if the stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain Deloitte or appoint another independent registered public accounting firm. Even if the appointment is ratified, our Board and the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our company and our stockholders.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016.

PROPOSAL 4

AMENDMENT AND RESTATEMENT OF 2012 STOCK INCENTIVE PLAN

On January 28, 2016, our Board adopted, subject to stockholder approval, an amendment and restatement of our 2012 Stock Incentive Plan, which we refer to in this proposal as the Amended 2012 Plan, to:

•	obtain approval of the Amended 2012 Plan for purposes of the deduction limitations of Section 162(m) of the Code;
•	adjust the manner in which shares are counted as used under or returned to the Amended 2012 Plan to reduce the extent to which shares are credited back;
•	limit repricing, reload options and/or dividend equivalents for options and stock appreciation rights;
•

emphasize that any accrued dividends or dividend equivalents with respect to performance-based restricted stock, restricted stock, restricted stock units or other stock-based and cash based awards will not be paid until the applicable award is no longer subject to any restrictions on transfer or forfeitability;

•	impose a new limit on awards to non-employee directors; and
•	for future grants, add certain minimum vesting requirements for awards.

As of January 28, 2016, the date our Board adopted the Amended 2012 Plan, we had 3,884,166 shares available for grant under the 2012 Plan. After forecasting our anticipated growth rate for the next few years, we believe that the number of shares available for grant will be sufficient for us to make anticipated grants of equity incentive awards under our current compensation program for the next one or two years. As of January 31, 2016, we had 2,358,210 outstanding options to purchase shares of common stock under the 2012 Plan and our 2004 Plan, the weighted average exercise price of all such options was $19.14, and the weighted average remaining term was 5.51 years. As of January 31, 2016, there were 1,485,849 shares of restricted stock outstanding under the 2012 Plan.

As required by the 2012 Plan, our Board is submitting the Amended 2012 Plan for approval by our stockholders, and has specifically conditioned the effectiveness of the amendment and restatement on such approval.

Our Board believes adoption of the Amended 2012 Plan is in the best interests of our company and our stockholders and recommends a vote “FOR” the approval of the Amended 2012 Plan.

Why You Should Vote for the Amended 2012 Plan

Equity Incentive Awards Are an Important Part of Our Compensation Philosophy

Our Board believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel and, as discussed in the “Compensation Discussion and Analysis” section of this proxy statement, our equity award program is the primary vehicle for offering long-term incentives to our executives.

Many of our regular, full-time employees currently have stock options, restricted stock, performance-based restricted stock, restricted stock units, or a combination of each, with approximately 62.12% of all outstanding awards held by employees who are not named executive officers or directors as of January 31, 2016. In 2015, approximately 90.31% of all awards, on a share basis, were issued to employees who are not named executive officers or directors with 53.76% of all employees who are not named executive officers or directors receiving awards. We believe that this strategy of broadly granting equity to our employees, which includes providing an equity grant to certain new hires, not only aligns their interests with those of our stockholders but also has contributed substantially to our relatively high employee retention, which we believe is a valuable ingredient of our success because it helps minimize recruitment and training costs while allowing us to build an experienced and trained workforce that can maximize our efficiencies.

As a technology company headquartered in Massachusetts, we must compete with many successful companies for a limited pool of talented people.  We believe that we must continue our broad-based use of equity compensation to help retain our skilled employees and recruit new employees to continue to grow, develop new products and deliver increased stockholder value. Furthermore, equity compensation is a very important element of overall compensation in the locations where we conduct business, particularly in Massachusetts where there are a significant number of early stage companies that rely heavily on equity compensation as part of the overall compensation structure.

In requesting approval of the Amended 2012 Plan, we are asking stockholders only for a projected one- to two- year pool of shares to provide a predictable amount of equity for attracting, retaining and motivating employees, directors and consultants as we continue to grow.  Given that timeframe, it is likely that within one or two years, stockholders will again have the opportunity to review our equity compensation practices to determine if they are appropriate.

We are not requesting a share increase at this time, and the primary reason we are bringing the Amended 2012 Plan to our stockholders at this meeting is to seek approval of the performance goals and per participant limits under the Amended 2012 Plan to provide awards that are exempt from the tax deduction limits under Section 162(m) of the Code.

We Manage Our Equity Incentive Award Use Carefully

We manage our long-term stockholder dilution by limiting the number of equity awards granted annually and grant only the appropriate number of equity awards necessary to attract, reward and retain employees. Our three-year average equity burn rate, which we define as the number of shares subject to equity awards granted in a year divided by the weighted average common shares outstanding for that year, is 3.00%, or 5.31% per the Institutional Shareholder Services, or ISS, protocol, which is lower than the “burn rate benchmark” of 8.74% that ISS publishes for our industry. We believe that our equity grant practices during those years have been in the company’s and our stockholders’ best interests.  Our annual equity burn rate in 2015 was 3.2%, or 5.62% using the ISS burn rate protocol.  Approximately 32.31% of the equity awards granted to executive officers in 2014 and 2015 (based on estimated grant date value), or 89,140 shares, consisted of performance-based restricted stock awards consistent with our Compensation Committee’s perspective that a significant portion of an executive officer’s long-term incentive compensation should be at-risk, performance-based compensation.  If the performance goals associated with these performance-based restricted stock awards had not been achieved, the shares issued under these awards would have been forfeited. Beginning in 2012, our Compensation Committee determined to alter the mix of equity awards to focus more heavily on restricted stock awards versus stock options.  Our Compensation Committee believes that issuing restricted stock awards (or, going forward, restricted stock units) rather than stock options reduces the amount of dilution to existing stockholders.

Description of the Amended 2012 Plan

The following is a brief summary of the Amended 2012 Plan. This summary is qualified in all respects by reference to the full text of the Amended 2012 Plan, a copy of which is attached as Appendix A to this proxy statement.

Effectiveness; Number of Shares Available for Issuance

The Amended 2012 Plan will become effective upon approval of the Amended 2012 Plan by our stockholders at the Annual Meeting.

Upon effectiveness of the Amended 2012 Plan, the number of shares of common stock reserved for issuance under the Amended 2012 Plan will be 8,126,768 shares. The foregoing number is subject to adjustment in the event of stock splits and other similar events.  Shares issued under the Amended 2012 Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

If an award granted under the Amended 2012 Plan is forfeited, expires, or is settled for cash in whole or in part, the shares subject to such award will, to the extent of such forfeiture, expiration or cash settlement, not be added to the shares available for awards under the Amended 2012 Plan.

Shares that are delivered to the company (actually, by attestation or by net exercise) to purchase shares of common stock upon the exercise of an award or to satisfy tax withholding obligations with respect to such awards will not be available for issuance pursuant to new awards under the Amended 2012 Plan.  In addition, the following shares under the Amended 2012 Plan shall not be added to the authorized shares: shares subject to stock appreciation rights that are not issued in connection with stock settlement on exercise thereof, and shares reacquired by us on the open market or otherwise using cash proceeds from the exercise of options.

Director Awards

Our Board will have discretion to grant options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to our non-employee directors, on such terms and conditions as it determines.  The Amended 2012 Plan limits the maximum grant value to any individual non-employee director in a year to $300,000 (calculated based on grant date fair value for financial reporting purposes) of the covered shares.  The Compensation Committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. Stockholder approval of the Amended 2012 Plan will be considered approval of the ability to grant such awards to directors.

Types of Awards

The Amended 2012 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash-based awards, each of which is described below.

Incentive stock options and nonstatutory stock options.  Optionees receive the right to purchase a specified number of shares of common stock at a specified option price, subject to such other terms and conditions as are specified in connection with the option grant.  Options must be granted at an exercise price that will be not less than 100% of the fair market value of the common stock on the date of grant, except in connection with substitute awards relating to acquisitions.  Incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of our company).  Under the Amended 2012 Plan, options may not be granted for a term in excess of ten years.  Options may not provide for the automatic grant of additional shares in connection with the exercise of the original option and options may not provide for the payment or accrual of dividend equivalents.  The Amended 2012 Plan permits the following forms of payment of the exercise price of options:  (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) surrender to us of shares of common stock, (iii) in the case of nonstatutory stock options and subject to certain conditions, “net exercise” in which a portion of the shares to be issued on exercise are withheld to pay the exercise price, (iv) any other lawful means, or (v) any combination of these forms of payment.

Stock appreciation rights.  A stock appreciation right is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock.  Stock appreciation rights may not provide for the automatic grant of additional stock appreciation rights in connection with the exercise of the original stock appreciation right. Under the Amended 2012 Plan, stock appreciation rights may not be granted for a term in excess of ten years.

Restricted stock and restricted stock unit awards.  Restricted stock awards entitle recipients to acquire shares of common stock, subject to forfeiture of all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award.  Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered at the time such shares vest pursuant to the terms and conditions of the awards, as established by our Board, although our Board may provide that these awards will be settled in cash.

Our Board will determine the terms and conditions of each restricted stock or restricted stock unit award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

Restricted stock will accrue ordinary cash dividends.  Participants holding shares of restricted stock will be entitled only to such cash dividends if specifically provided in the restricted stock agreement, will receive the dividends only if and when the restricted stock vests, and will then receive dividends only prospectively unless our Board or the restricted stock agreement provides for the payment of prior dividends upon or after vesting.  Any dividend payment will be made no later than the latest of the end of the calendar year in which the dividends are paid to stockholders of that class of stock, the 15th day of the third month following the date the dividends are paid to stockholders of that class of stock, or the 15th day of the third month following the date on which the restricted stock to which the dividends pertain vests.  Unless otherwise provided in the restricted stock agreement, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of our common stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid.  Any dividend or distribution with respect to performance-based restricted stock awards will, at the discretion of our Compensation Committee, either not be paid or credited, or will be accumulated and subject to the same restrictions and risk of forfeiture as the original restricted stock award and will be paid at the time such restrictions and risk of forfeiture lapse. No interest will be paid on unvested dividends.

To the extent provided by our Board, in its sole discretion, a grant of restricted stock units may provide participants with the right to receive dividend equivalents.  Dividend equivalents may be settled in cash and/or shares of common stock and will be subject to the same restrictions on transfer and forfeitability as the restricted stock units, as determined by our Board in its sole discretion, subject in each case to such terms and conditions as our Board shall establish, in each case to be set forth in the applicable award agreement.  Any dividend equivalent payments will be made no later than the latest of the end of the calendar year in which the dividends are paid to stockholders of the class of stock underlying the restricted stock units, the 15th day of the third month following the date the dividends are paid to stockholders of that class of stock, or the 15th day of the third month following the date on which the restricted stock unit to which the dividends pertain vests, absent a further deferral that complies with Section 409A of the Code. Any dividend or distribution with respect to performance-based restricted stock unit awards will either not be paid or credited, or will be accumulated and subject to the same restrictions and risk of forfeiture as the original restricted stock unit award and will be paid at the time such restrictions and risk of forfeiture lapse. No interest will be paid on unvested dividends.  Participants shall have no voting rights with respect to any restricted stock units.

Other stock-based and cash-based awards.  Under the Amended 2012 Plan, our Board has the right to grant other awards based upon our common stock or other property having such terms and conditions as our Board may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of our common stock, and the grant of awards entitling recipients to receive shares of our common stock to be delivered in the future.  We may also grant under the Amended 2012 Plan, performance awards or other awards denominated in cash rather than shares of common stock. A grant of other stock-based awards may provide participants with the right to receive dividend equivalents. Dividend equivalents may be settled in cash and/or shares of common stock and will be subject to the same restrictions on transfer and forfeitability as the other stock-based awards, as determined by our Board in its sole discretion, subject in each case to such terms and conditions as our Board shall establish in each case to be set forth in the applicable award agreement. No interest will be paid on dividend equivalents.

Performance conditions.  Our Board may determine, at the time of grant, that a restricted stock award, restricted stock unit award or other stock-based award or cash-based award will vest solely upon the achievement of specified performance criteria.  Only our Compensation Committee may determine, at the time of grant, that a restricted stock award, restricted stock unit award or other stock-based award or cash-based award will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code.  The performance criteria for each such award will be based on one or more of the following measures, which may be determined pursuant to generally accepted accounting principles, or GAAP, or on a non-GAAP basis, as determined by the Committee:  operating income, operating income growth, pre-tax income, after-tax income, earnings per share (basic and diluted), economic value added, cash flow, cash flow from operations, cash flow per share, cash management or cash position, changes in deferred revenues, improvement in or attainment of expense levels, improvement in or attainment of working capital levels, attainment of strategic and operational initiatives, gross profits, comparisons with various stock market indices, implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, revenue, revenue growth, annual contract value for new customer contracts, average revenue per customer, committed revenue share percentage, channel mix, existing customer revenue growth, existing customer gross merchandise value growth, customer contract renewals, contract backlog, contract backlog excluding deferred revenue, corporate or sales bookings, sales management, earnings growth, gross margins, subscription gross margins, stock price, market share, return on sales, assets, equity, investment or invested capital, improvement of financial ratings, achievement of balance sheet or income statement objectives, achievement of acquisition integration objectives, total stockholder return, effective budgeting and financial planning, operating expenses, securing debt vehicles, service level availability, customer satisfaction metrics, timely and effective product development and release schedule, and operational and/or processing efficiencies.  Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.

These performance measures may be adjusted to exclude any one or more of (i) items that are unusual in nature or infrequently occurring, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) fluctuation in foreign currency exchange rates, and (vi) charges for restructuring and rationalization programs. Such performance measures: (x) may vary by participant and may be different for different awards; (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by our Compensation Committee; and (z) along with any such exclusions, will be set by our Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

Our Compensation Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to performance-based awards designed to qualify for deduction under Section 162(m) of the Code, and our Compensation Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of a participant or our change in control.

Awards that are not intended to qualify as “performance-based compensation” may be based on these or such other performance measures as our board of directors may determine.

Transferability of Awards

In general, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order.  During the life of the participant, awards are exercisable only by the participant.  However, with our Board’s consent, a participant can transfer an award without payment to an immediate family member, family trust, or certain other related entities (to the extent a Registration Statement on Form S-8 would cover the transferee).

Eligibility to Receive Awards

Our employees, officers, directors, consultants and advisors and those of our subsidiaries and of other business ventures in which we have a controlling interest are eligible to be granted awards under the Amended 2012 Plan to the extent applicable.  Under present law and the Amended 2012 Plan however, incentive stock options may only be granted to our and our subsidiaries’ employees.

The maximum number of shares with respect to which awards may be granted to any participant (other than a non-employee director) under the Amended 2012 Plan may not exceed 700,000 shares per year.  Grants of cash-based performance awards under the Amended 2012 Plan will be limited to grants of $1.5 million per year per individual, multiplied by the number of years with respect to which the awards’ performance is measured, if more than one year.

Plan Benefits

As of December 31, 2015, approximately 930 persons were eligible to receive awards under the Amended 2012 Plan, including our 6 executive officers and 5 non-employee directors.  The granting of awards under the Amended 2012 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

The table below sets forth the number of shares underlying awards granted under the Amended 2012 Plan and the weighted average exercise price of such awards and the number of stock-based awards to the individuals and groups listed below through December 31, 2015.  On December 31, 2015, the last reported sale price of our common stock on the New York Stock Exchange was $53.97.

Name and Position	Shares underlying Stock Options (#)	Weighted Average Exercise Price ($)	Stock-Based Awards (#)
Named Executive Officers:
Thomas Ebling	—	—	194,480
President, Chief Executive Officer and Chairman of the Board
Jeffrey Barnett	—	—	140,330
Executive Vice President and Chief Operating Officer
Timothy Adams	40,000	58.74	60,000
Executive Vice President and Chief Financial Officer
Wayne Whitcomb	—	—	119,330
Chief Technology Officer
Rohit Goyal	—	—	60,000
Senior Vice President of Engineering
Sheila M. Flaherty (1)	—	—	84,000
Former Chief Legal Officer
All current executive officers as a group (6 persons)	90,000	41.42	596,140
All current directors who are not executive officers as a group (5 persons)	—	—	49,460
Each associate of any of such directors, executive officers or nominees	—	—	—
Each other person who received or is to receive 5 percent of the options under the Amended 2012 Plan	—	—	—
All employees, including all current officers who are not executive officers, as a group (579)	1,695,400	37.61	2,277,025

(1)	In May 2015, Ms. Flaherty determined to resign, effective as of June 26, 2015, as our Chief Legal Officer.

Administration

The Amended 2012 Plan is administered by our Board.  Our Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended 2012 Plan and to interpret the provisions of the Amended 2012 Plan.  Pursuant to the terms of the Amended 2012 Plan our Board may delegate authority under the Amended 2012 Plan to one or more committees or subcommittees of our Board.  Our Board has authorized our Compensation Committee to administer certain aspects of the Amended 2012 Plan including the granting of awards to executive officers and other employees.  In addition, under the Amended 2012 Plan, our Board may delegate to one or more of our officers the power to grant restricted stock as well as the previously permitted granting of options and other awards that constitute stock rights under Delaware law to eligible participants who are not executive officers.

Our Board is required to make appropriate adjustments in connection with the Amended 2012 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.  The Amended 2012 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (a) our merger or consolidation with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (b) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) our liquidation or dissolution.  In connection with a Reorganization Event, our Board may take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than restricted stock awards on such terms as our Board determines (except to the extent specifically provided otherwise in an applicable award agreement or another agreement between us and the participant):  (i) provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding entity (or an affiliate thereof), (ii) upon written notice, provide that all unexercised and/or unvested awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event, or the Acquisition Price, make or provide for a cash payment to participants with respect to each award held by a participant equal to (A) the number of shares of common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of the Acquisition Price over the exercise, measurement or purchase price of such award in exchange for the termination of the award, (v) provided that, in connection with our liquidation or dissolution, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price, measurement price or purchase price thereof) and (vi) any combination of the foregoing. Upon the occurrence of a Reorganization Event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock shall inure to the benefit of our successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the common stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such restricted stock; provided, however, that the Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock, either initially or by amendment, or (except to the extent specifically provided otherwise in an applicable award agreement or any other agreement with the company) provide for forfeiture of such restricted stock if issued at no cost.  Upon the occurrence of a Reorganization Event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any restricted stock, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.

Substitute Awards

In connection with a merger or consolidation of an entity with us or the acquisition by us of property or stock of an entity, our Board may grant awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof.  Substitute awards may be granted on such terms, as our Board deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the Amended 2012 Plan.  Substitute awards will not count against the overall share limit of the Amended 2012 Plan or the per-person annual limit, except as may be required by the Code.

Restrictions on Repricing

Unless our stockholders approve such action (or it is appropriate under a change in capitalization or a Reorganization Event), the Amended 2012 Plan provides that we may not (1) amend any outstanding option or stock appreciation right granted under the Amended 2012 Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding award, (2) cancel any outstanding option or stock appreciation right (whether or not granted under the Amended 2012 Plan) and grant in substitution therefor new awards under the Amended 2012 Plan (other than as substitute awards as described above) covering the same or a different number of shares of common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled award, (3) cancel in exchange for a cash payment or another award any options or stock appreciation rights that have an exercise price per share above the then-current fair market value, or (4) take any other action that constitutes a “repricing” within the meaning of the NYSE Listed Company Manual.

Acceleration

Under the Amended 2012 Plan, future awards will provide that no award will vest earlier than the first anniversary of the first day of the month containing the date of grant, unless, in the case of an option, such option is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the participant.  This restriction on vesting does not apply to awards granted to non-employee directors or to up to an aggregate of up to 5% of the maximum number of authorized shares under the Amended 2012 Plan.  Subject to such restrictions, the Board may at any time provide that any award will become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.  In addition, notwithstanding the one year rule described above, the Board may also provide that any award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be, (A) upon the death or disability of the participant or (B) upon a merger, consolidation, sale, reorganization, recapitalization, or other change in control of our company.

Provisions for Foreign Participants

Our board of directors may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Amended 2012 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No award may be made under the Amended 2012 Plan after May 18, 2026, but awards previously granted may extend beyond that date.  Our board of directors may at any time amend, suspend or terminate the Amended 2012 Plan; provided that, to the extent determined by our Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained.

If stockholders do not approve the Amended 2012 Plan, the amended provisions of the Amended 2012 Plan will not go into effect and we will continue to grant awards under the 2012 Plan only up to the previously authorized number of shares.  In such event, our Board will consider whether to adopt alternative arrangements based on its assessment of our needs.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Amended 2012 Plan.  This summary is based on the federal tax laws in effect as of the date of this proxy statement.  In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation.  The Amended 2012 Plan provides that no award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless our Board, at the time of grant, specifically provides that the award is not intended to comply with Section 409A.  Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option.  Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or any corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option.  If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price).  The type of income will depend on when the participant sells the stock.  If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain.  If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain.  This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.  If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option.  A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price.  Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised.  This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right.  A participant generally will recognize compensation income upon the exercise of a stock appreciation right equal to the amount of the cash and the fair market value of any stock received.  Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock appreciation right was exercised.  This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code, which we refer to as an 83(b) election, is made within 30 days of the date of grant.  If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price.  When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant.  If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price.  When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date.  Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit.  A participant is not permitted to make an 83(b) election with respect to a restricted stock unit award.  When the stock is distributed with respect to a restricted stock unit, the participant will have income in an amount equal to the fair market value of the stock less the purchase price, if any.  When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock previously taxed.  Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the Amended 2012 Plan will vary depending on the specific terms of such award.  Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to Us

There will be no tax consequences to us for any awards made under the Amended 2012 Plan except that we will be entitled to a deduction when a participant has compensation income.  Any such deduction will be subject to the limitations of Section 162(m) of the Code.

OTHER MATTERS

As of the date of this proxy statement, we know of no matter not specifically referred to above as to which any action is expected to be taken at the Annual Meeting. The persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the Annual Meeting, as they determine to be in the best interest of our company and our stockholders.

Stockholder Proposals for 2017 Annual Meeting

Stockholder Proposals Included in Proxy Statement

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2017, stockholder proposals must be received at our principal executive offices no later than December 2, 2016, which is no less than 120 calendar days before the date our proxy statement was released to stockholders in connection with the prior year’s annual meeting of stockholders. If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of this year’s annual meeting on May 18, then the deadline is a reasonable time before we begin to print and mail proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

We must receive other proposals of stockholders (including director nominations) intended to be presented at the 2017 Annual Meeting of Stockholders but not included in the proxy statement by February 17, 2017, but not before January 18, 2017, which is not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, in the event the 2017 Annual Meeting is scheduled to be held on a date before April 28, 2017, or after July 17, 2017, which are the dates that are 20 days before and 60 days after the anniversary date of the immediately preceding annual meeting, respectively, then your notice may be received by us at our principal executive office not earlier than 120 days prior to such annual meeting and not later than the close of business on the earlier of (1) the 90th day before the scheduled date of such annual meeting and (2) the 10th day after the day on which we first make a public announcement of the date of such annual meeting. Any proposals that we receive that are not in accordance with the above standards will not be voted on at the 2017 Annual Meeting.

Each stockholder’s notice for a proposal must be timely given to our Secretary at the address of our principal executive offices. Each notice generally is required to set forth certain information as to each matter proposed to be brought before an annual meeting and must meet other requirements specified in our by-laws, as determined by us, including (1) a brief description of the business the stockholder desires to bring before the annual meeting and the reasons for conducting such business at the meeting, (2) the text of the proposal (including the exact text of any resolutions proposed for consideration), (3) the name and address, as they appear on our stock transfer books, of the stockholder proposing such business, (4) the class and number of shares beneficially owned by the stockholder making the proposal, (5) the names and addresses of the beneficial owners of any of our capital stock registered in such stockholder’s name, and the class and number of our shares so owned, (6) the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of our shares beneficially owned by such other stockholders, (7) any material interest of the stockholder proposing to bring such business before such meeting (or any other stockholders known to be supporting such proposal) in such proposal, (8) a description of any agreement, arrangement or understanding between or among the stockholder or the beneficial owner and (9) any other information required to be disclosed in a proxy statement pursuant to the Exchange Act rules.

For nominations for director, a stockholder’s notice to the Secretary generally must set forth information specified in our by-laws, as determined by us, as to each person proposed to be nominated, including (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of our shares which are beneficially owned by such person on the date of such stockholder notice, (4) a description of all material relationships between or among the stockholder, the beneficial owner and their affiliates and the nominee, including all information that would be disclosed pursuant to the Exchange Act rules and (5) the consent of each nominee to serve as a director if elected. The notice must also set forth as to the stockholder giving the notice (a) the name and address, as they appear on our transfer books, of such stockholder and of any beneficial owners of our capital stock registered in such stockholder’s name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s), (b) the class and number of our shares held of record, beneficially owned or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee(s) on the record date for the annual meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder’s notice, (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, (d) a representation whether the stockholder or the beneficial owner intends to appear in person or by proxy at the annual meeting to bring the business before the meeting and (e) a representation whether the stockholder or the beneficial owner intends to engage in solicitation of proxies from stockholders in support of the proposal.

The foregoing time limits also apply to determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. These rules are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement. In addition, stockholders are required to comply with any applicable requirements of the Exchange Act and the rules and regulations thereunder.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers or other nominees, to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers or other nominees household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or other nominee or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time, and we will then promptly deliver, a separate copy of our annual report or proxy statement, by sending a written request to us at: Demandware, Inc., Attn: Vice President of Investor Relations, 5 Wall Street, Burlington, Massachusetts 01803 USA or calling us at: +1 (781) 425-7675.

If, at any time, (1) you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future or (2) you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement, please notify your broker or other nominee if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to us at: Demandware, Inc., Attn: Vice President of Investor Relations, 5 Wall Street, Burlington, Massachusetts 01803 USA, or calling us at: +1 (781) 425-7675.

Miscellaneous

Even if you plan to attend the Annual Meeting in person, please complete, sign, date and return the enclosed proxy promptly. Should you attend the Annual Meeting, you may revoke the proxy and vote in person. A postage-paid, return-addressed envelope is enclosed for your convenience. No postage need be affixed if mailed in the United States. Your cooperation in giving this your immediate attention will be appreciated.

You may obtain a copy of our Annual Report on Form 10-K (without exhibits) filed with the Securities and Exchange Commission for the year ended December 31, 2015 without charge upon written request to: Demandware, Inc., Attn: Vice President of Investor Relations, 5 Wall Street, Burlington, Massachusetts 01803 USA.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. E05650-P73743DEMANDWARE, INC. Annual Meeting of Shareholders May 18, 2016 10:00 A.M. eastern time This proxy is solicited by the Board of Directors.The shareholder(s) hereby appoint(s) Thomas D. Ebling, Timothy M. Adams and Kathleen B. Patten, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of DEMANDWARE, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 A.M., eastern time on May 18, 2016, at the offices of Demandware, Inc., 5 Wall Street, Burlington, Massachusetts 01803 USA and any adjournment or postponement there of.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors. Continued and to be signed on reverse side

Appendix A

DEMANDWARE, INC.

AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN

As amended, ____________, 2016

1. Purpose

The purpose of this Amended and Restated 2012 Stock Incentive Plan (the “Plan”) of Demandware, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders.  Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan.  Each person who is granted an Award under the Plan is deemed a “Participant.”  “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), RSUs (as defined in Section 7), Other Stock-Based Awards (as defined in Section 8) and Cash-Based Awards (as defined in Section 8).

3. Administration and Delegation

(a) Administration by Board of Directors.  The Plan will be administered by the Board.  The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable.  The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan.  The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency.  All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board or of a committee thereof (a “Committee”).  All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers.  To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant such Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4. Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares.  Subject to adjustment under Section 9, Awards may be made under the Plan (any or all of which Awards may be in the form of Incentive Stock Options, as defined in Section 5(b)) for up to eight million, six hundred twenty-six thousand, seven hundred sixty eight (8,126,768) shares of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”).  Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Share Counting.  For purposes of counting the number of shares available for the grant of Awards under the Plan and the number of shares exempt from the minimum vesting requirements under Section 10(h):

(A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan and the number of shares exempt from the minimum vesting requirements under Section 10(h);  provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall not again be available for the grant of Awards; provided, further, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan and the number of shares exempt from the minimum vesting requirements under Section 10(h) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR; and

(C) shares of Common Stock delivered (by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards shall not be added back to the number of shares available for the future grant of Awards; and

(D) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Substitute Awards.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof.  Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan.  Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimit contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

(c) Grants to Directors.  The maximum value (calculated based on grant date fair value for financial reporting purposes) of shares of Common Stock subject to Awards granted in any fiscal year to any individual non-employee director shall not exceed $300,000.  The Compensation Committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

5. Stock Options

(a) General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Board considers necessary or advisable.

(b) Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Demandware, Inc., any of Demandware, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code.  An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.”  The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price.  The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the fair market value per share of Common Stock as determined by (or in a manner approved by) the Board (“Fair Market Value”) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

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(d) Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Options.  Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised.  Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing.  Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9):  (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the New York Stock Exchange (“NYSE”).

(h) No Reload Options.  No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(i) No Dividend Equivalents.  No Option shall provide for the payment or accrual of dividend equivalents.

6. Stock Appreciation Rights

(a) General.  The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b).  The date as of which such appreciation is determined shall be the exercise date.

(b) Measurement Price.  The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement.  The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(c) Duration of SARs.  Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

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(d) Exercise of SARs.  SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e) Limitation on Repricing.  Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9):  (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NYSE.

(f) No Reload SARs.  No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.

7. Restricted Stock; RSUs

(a) General.  The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award.  The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“RSUs”).

(b) Additional Provisions Relating to Restricted Stock.

(1) Dividends.  Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares.  Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.

(2) Stock Certificates.  The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee).  At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary.  “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(3) Terms and Conditions for All Restricted Stock.  The Board shall determine the terms and conditions of an Award of Restricted Stock, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to RSUs.

(1) Settlement.  Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each RSU, the Participant shall be entitled to receive from the Company the number of shares of Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of such number of shares of Common Stock.  The Board may, in its discretion, provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

(2) Voting Rights.  A Participant shall have no voting rights with respect to any RSUs.

(3) Dividend Equivalents.  The Award agreement for RSUs may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”).  Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which paid, in each case to the extent provided in the Award agreement.  No interest will be paid on Dividend Equivalents.

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8. Other Stock-Based and Cash-Based Awards

(a) General.  The Board may grant other Awards of shares of Common Stock, and other Awards to Participants that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based-Awards”).  Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled.  Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.  The Company may also grant Performance Awards or other Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b) Terms and Conditions.  Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

(c) Dividend Equivalents.  The Award agreement for an Other Stock-Based Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and shall be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid, in each case to the extent provided in the Award agreement.  No interest will be paid on Dividend Equivalents.

9. Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules set forth in Section 4(a) and the limit under Section 10(j)(5), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Award of Restricted Stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU or Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board.  Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition.  A “Reorganization Event” shall mean:  (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant):  (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding entity (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised and/or unvested Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provided that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing.  In taking any of the actions permitted under this Section 9(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

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(B) Notwithstanding the terms of Section 9(b)(2)(A), in the case of outstanding RSUs that are subject to Section 409A of the Code: (i) if the applicable RSU agreement provides that the RSUs shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 9(b)(2)(A)(i) and the RSUs shall instead be settled in accordance with the terms of the applicable RSU agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 9(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding entity does not assume or substitute the RSUs pursuant to clause (i) of Section 9(b)(2)(A), then the unvested RSUs shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C) For purposes of Section 9(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common equity of the acquiring or succeeding entity (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding entity, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common equity of the acquiring or succeeding entity (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock.  Upon the occurrence of a Reorganization Event other than our liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment, or (except to the extent specifically provided otherwise in an applicable Award agreement or any other agreement between the Company and the Participant) provide for forfeiture of such Restricted Stock if issued at no cost.  Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

10. General Provisions Applicable to Awards

(a) Transferability of Awards.  Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that except with respect to Awards subject to Section 409A of the Code and Incentive Stock Options, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award.  References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.  For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine.  Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award.  The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status.  The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment or service, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights, or receive any benefits, under an Award.

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(e) Withholding.  The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages.  If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations.  Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise.  If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).  Shares used to satisfy minimum statutory tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award.  Except as otherwise provided in Sections 5(g) and 6(e) (with respect to repricings), Section 10(h)-(j) (with respect to vesting conditions) and Section 11(d) (with respect to actions requiring stockholder approval), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option.  The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9.

(g) Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Limitations on Vesting.  No Award shall vest earlier than the first anniversary of the first day of the month containing the date of grant, unless, in the case of an Option, such Option is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the Participant.  The foregoing sentence shall not apply to (i) Awards granted to non-employee directors and (ii) in addition to any Awards granted to non-employee directors, an aggregate of up to 5% of the maximum number of authorized shares set forth in Section 4(a)(1).

(i) Acceleration.  Subject to Section 10(h) hereof, the Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be; provided, however, that, notwithstanding Section 10(h) hereof, the Board may also provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be, (A) upon the death or disability of the Participant or (B) upon a merger, consolidation, sale, reorganization, recapitalization, or other change in control of the Company.

(j) Performance Awards.

(1) Grants.  Restricted Stock, RSUs, Other Stock-Based Awards, and Cash-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(j) (“Performance Awards”).  Subject to Section 10(j)(4), no Performance Awards shall vest prior to the date permitted under Section 10(h).

(2) Committee.  Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m).  In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee (or subcommittee).  “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

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(3) Performance Measures.  For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Committee:  operating income, operating income growth, pre-tax income, after-tax income, earnings per share (basic and diluted), economic value added, cash flow, cash flow from operations, cash flow per share, cash management or cash position, changes in deferred revenues, improvement in or attainment of expense levels, improvement in or attainment of working capital levels, attainment of strategic and operational initiatives, gross profits, comparisons with various stock market indices, implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, revenue, revenue growth, annual contract value for new customer contracts, average revenue per customer, committed revenue share percentage, channel mix, existing customer revenue growth, existing customer gross merchandise value growth, customer contract renewals, contract backlog, contract backlog excluding deferred revenue, corporate or sales bookings, sales management, earnings growth, gross margins, subscription gross margins, stock price, market share, return on sales, assets, equity, investment or invested capital, improvement of financial ratings, achievement of balance sheet or income statement objectives, achievement of acquisition integration objectives, total stockholder return, effective budgeting and financial planning, operating expenses, securing debt vehicles, service level availability, customer satisfaction metrics, timely and effective product development and release schedule, and operational and/or processing efficiencies.  Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.  The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) items that are unusual in nature or infrequently occurring, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) fluctuation in foreign currency exchange rates, and (vi) charges for restructuring and rationalization programs.  Such performance measures:  (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).  Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4) Adjustments.  Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(5) Section 162(m) Per-Participant Limit.  Subject to adjustment under Section 9, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be seven hundred thousand (700,000) per fiscal year.  For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award.  Cash-Based Awards that are intended to be Performance-Based Awards have a per Participant limit on grant in any fiscal year to one million five hundred thousand dollars ($1,500,000), which limit is treated as multiplied by the number of fiscal years with respect to which the Awards’ performance is measured, if more than one year.  The per Participant limits described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(6) Other.  The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11. Miscellaneous

(a) No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company.  The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder; Clawback Policy.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares.  In accepting an award under the Plan, a Participant shall agree to be bound by any clawback policy of the Company applicable to such Participant.

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(c) Effective Date and Term of Plan.  The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”).  No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment in the manner required by Section 162(m); (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the national securities exchange on which the Company then maintains its primary listing  does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if the Company’s Common Stock is not then listed on any national securities exchange), then no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(b) or 9), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment.  In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval.  Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan.  No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees).  The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions.  The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable.  All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit.  The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g) Limitations on Liability.  Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company.  The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

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Appendix B

DEMANDWARE, INC.5 WALL STREETBURLINGTON, MA 01803 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. eastern time the day before the Annual Meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. eastern time the day before the Annual Meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,  51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E05649-P73743KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY DEMANDWARE, INC. For With hold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following: 1.Election of Directors!!!Nominees: 01)Thomas D. Ebling 02)Jitendra Saxena 03)Leonard Schlesinger The Board of Directors recommends you vote FOR proposals 2, 3 and 4:ForAgainstAbstain 2.To approve, in a non-binding advisory say-on-pay vote, the compensation of our named executive ofﬁcers, as described in the Compensation Discussion!!!and Analysis, the executive compensation tables and the accompanying narrative disclosures in the proxy statement. 3.To ratify, in a non-binding advisory vote, the appointment of Deloitte & Touche LLP, an independent registered public accounting ﬁrm, as our independent!!!auditors for the year ending December 31, 2016. 4.To approve an amendment and restatement of our 2012 Stock Incentive Plan.!!! NOTE: The persons named as proxies herein will vote, and otherwise act, in accordance with their judgment on such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other ﬁduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized ofﬁcer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. DEMANDWARE, INC Annual Meeting of Shareholders May 18, 2016 10:00 A.M. eastern time This proxy is solicited by the Board of Directors. The shareholder(s) hereby appoint(s) Thomas D. Ebling, Timothy M. Adams and Kathleen B. Patton, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of DEMANDWARE, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 A.M. eastern time on May 18, 2016, at the offices of Demandware, Inc., 5 Wall Street, Burlington, Massachusetts 01803 USA, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors. Continued and to be signed on reverse side.